                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                ALPHARMA INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                [ALPHARMA LOGO]

                                 ALPHARMA INC.
                              ONE EXECUTIVE DRIVE
                           FORT LEE, NEW JERSEY 07024

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 2003
                            ------------------------

To the Stockholders of ALPHARMA INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alpharma Inc., a Delaware corporation (the "Company"), will be held at The Regency Hotel, 540 Park Avenue, New York, New York, on Monday, May 19, 2003, at 9:00 a.m., local time, to consider and act upon the following matters:

     1. The election of nine directors to the Company's Board of Directors, each to hold office until the 2004 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify.

     2. Approval of an amendment to Article Fourth of the Company's Amended and Restated Certificate of Incorporation, increasing the number of shares of Class A Common Stock that the Company has authority to issue from 65,000,000 to 75,000,000.

     3. A proposal to adopt the 2003 Omnibus Incentive Compensation Plan.

     4. Ratifying the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

     5. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 26, 2003 as the record date for determining the Stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

     YOUR REPRESENTATION AT THIS MEETING IS IMPORTANT. Whether or not you expect to attend the Annual Meeting in person, please complete, date, sign and return the enclosed proxy. An envelope is enclosed for your convenience which, if mailed in the United States, requires no additional postage. If you attend the Annual Meeting, you may then withdraw your proxy and vote in person.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2002 and a Proxy Statement accompany this notice.

                                          By order of the Board of Directors,

                                          Robert F. Wrobel
                                          Secretary

April 14, 2003

                                [ALPHARMA LOGO]

                                 ALPHARMA INC.
                              ONE EXECUTIVE DRIVE
                           FORT LEE, NEW JERSEY 07024

                                  MAILING DATE
                                 APRIL 14, 2003

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 2003
                            ------------------------

     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Alpharma Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, May 19, 2003 at The Regency Hotel, 540 Park Avenue, New York, New York at 9:00 a.m., local time, and at any adjournment or postponement thereof. The cost of solicitation of the Company's stockholders (the "Stockholders") will be paid by the Company. Such cost will include the reimbursement of banks, brokerage firms, nominees, fiduciaries and other custodians for expenses of forwarding solicitation materials to beneficial owners of shares. In addition to the solicitation of proxies by use of mail, the directors, officers and employees of the Company may solicit proxies personally or by telephone, telegraph or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

     It is anticipated that this Proxy Statement and form of proxy will first be sent to the Company's Stockholders on or about April 14, 2003.

                               THE ANNUAL MEETING

PURPOSE OF MEETING

     At the Annual Meeting, the Company's Stockholders will consider and act upon the following matters:

          1. The election of nine directors to the Company's Board of Directors, each to hold office until the 2004 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify.

          2. A proposal to amend Article Fourth of the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of authorized Class A Common Stock.

          3. A proposal to adopt the 2003 Omnibus Incentive Compensation Plan (the "Incentive Compensation Plan").

          4. Ratifying the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

          5. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE

     The close of business on March 26, 2003 (the "Record Date") has been fixed as the record date for determining holders of outstanding shares of the Company's Class A Common Stock, par value $.20 per share (the "Class A Stock"), and Class B Common Stock, par value $.20 per share (the "Class B Stock"), entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 39,490,702.850 shares of Class A Stock and 11,872,897 shares of Class B Stock were outstanding and entitled to vote.

QUORUM

     For each matter to be voted upon at the Annual Meeting, the presence in person or by proxy, of holders of stock entitled to be voted with respect to such matter, representing a majority of the aggregate voting power of all shares of stock entitled to be voted with respect to such matter, is necessary to constitute a quorum with respect to such matter and to transact business with respect to such matter at the Annual Meeting. For purposes of determining whether a quorum exists with respect to the election of directors, shares as to which authority to vote in the election of directors has been withheld and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) with respect thereto will be considered present at the Annual Meeting. For the purpose of determining whether a quorum exists with respect to amending the Company's Amended and Restated Certificate of Incorporation, approving the Incentive Compensation Plan, ratifying the appointment of the Company's independent accountants and any other matter which may properly come before the Annual Meeting, shares abstaining on such matter and all broker non-votes with respect to such matter will be considered present at the Annual Meeting.

REQUIRED VOTE

     Votes Entitled to be Cast by Each Class of Stock. Except for the election of directors (described below) and certain matters that require a class vote, the holders of the Class A Stock and the holders of the Class B Stock vote together, with each share of Class A Stock entitling the holder thereof to one vote and each share of Class B Stock entitling the holder thereof to four votes.

     Election of Directors. Nine directors will be elected at the Annual Meeting. As permitted under the Company's by-laws, as amended, the number of directors was increased from ten to twelve pursuant to the action of the Board of Directors taken on February 21, 2003, and the number of directors is to be decreased to nine as of the date of the Annual Meeting pursuant to the action of the Company's Board of Directors taken on March 13, 2003. Under the Company's Certificate of Incorporation, as amended, the holders of the Class A Stock are entitled, voting as a separate class, to elect at least 33 1/3% of the Company's Board of Directors (rounded to the nearest whole number, but in no event less than two members of the Company's Board of Directors), and the holders of the Class B Stock are entitled, voting separately as a class, to elect the remaining directors. Therefore, the holders of the Class A Stock will elect three directors (directors to be elected by the holders of Class A Stock being referred to as the "Class A Directors") and the holders of the Class B Stock will elect six directors (directors elected by the holders of Class B Stock being referred to as the "Class B Directors"). The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Class A Stock, voting as a single class, is necessary to elect the three Class A Directors, and the affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Class B Stock, voting as a single class, is necessary to elect the six Class B Directors. (A plurality of the votes cast means the greatest number of votes cast for a director.)

     Amendment of the Company's Amended and Restated Certificate of Incorporation. Approval of the proposal to amend the Company's Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the votes represented by all outstanding shares of Class A Stock and Class B Stock voting together.

     Adopting the Incentive Compensation Plan and Ratifying the Appointment of the Independent Accountants. Approval of the proposal to adopt the Incentive Compensation Plan and the proposal to ratify the appointment of the Company's independent accountants requires the affirmative vote of a majority of the votes cast by the holders of the Class A Stock and Class B Stock, voting together, present and entitled to vote at the meeting.

PROXIES

     The enclosed proxy provides space for holders of Class A Stock to vote for, or withhold authority to vote for, all or any one of the Company's three nominees for Class A Directors and to vote for, against, or abstain from voting on all other proposals set forth in this Proxy Statement.

     Shares of Class A Stock represented by properly executed proxies received at or prior to the Annual Meeting and which have not been revoked will be voted in accordance with the instructions indicated therein. If no instructions are indicated, such proxies will be voted FOR (i) the election as directors of the three nominees for Class A Directors nominated by the Company's Board of Directors (see "Election of Directors; Nominees for Directors; Nominees for Class A Directors" below), (ii) the proposal to amend Article Fourth of the Company's Amended and Restated Certificate of Incorporation, (iii) the proposal to adopt the Incentive Compensation Plan, (iv) the proposal to ratify the appointment of the Company's independent accountants and (v) in the discretion of the proxy holder, as to any other matter which may properly come before the Annual Meeting. With respect to the election of directors, neither shares as to which authority to vote has been withheld (to the extent withheld) nor broker non-votes will be considered affirmative votes. With respect to any other matter which may properly come before the meeting, abstentions and broker non-votes will be considered present and entitled to vote but will not have been cast and therefore will not be counted in determining whether any matter received the requisite votes. With respect to the amendment of the Company's Amended and Restated Certificate of Incorporation, the adoption of the Incentive Compensation Plan and the ratification of the appointment of the Company's independent accountants, (a) abstentions, pursuant to Delaware law, will be considered present and entitled to vote but will not have been cast and therefore will not be counted in determining whether such proposal received the requisite votes and (b) broker non-votes will be considered not entitled to vote on such proposal and thus will not be counted in determining whether such proposal has received the requisite votes.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING.

     A holder of Class A Stock who has given a proxy may revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to the attention of the Secretary of the Company at the Company's United States executive offices, located at One Executive Drive, Fort Lee, New Jersey 07024.

     If a quorum is not obtained, the Annual Meeting may be adjourned for the purpose of obtaining additional proxies or for any other purpose, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have been effectively revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

ELECTRONIC AND TELEPHONIC VOTING

     You may vote your proxies by touch-tone telephone from the U.S., using the toll-free telephone number on the proxy card, or via the Internet using the procedures and instructions described on the proxy card. Stockholders who own their common stock through a broker, also known as "street name" holders, may vote by telephone or via the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose instructions with the Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers found on the proxy card, are designed to authenticate Stockholder identities, to allow Stockholders to vote their shares of common stock and to confirm that their instructions have been properly recorded. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be paid by the Stockholder.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of February 19, 2003 (unless otherwise noted), certain information regarding the beneficial ownership of the Class A Stock and the Class B Stock of (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of either of such classes, (b) each director and each nominee for director of the Company, (c) the Chief Executive Officer and the four other most highly compensated executive officers, (d) one former executive officer who would have been included in the list of the four most highly compensated executive officers if not for the fact that he was not an executive officer at the end of the fiscal year ended December 31, 2002 and (e) all directors and executive officers of the Company as a group. Unless otherwise indicated, each beneficial owner possesses sole voting and dispositive power with respect to the shares listed for such beneficial owner in this table.

                                                               AMOUNT AND                   PERCENT OF
                                                               NATURE OF    PERCENT OF     COMMON STOCK
                                                               BENEFICIAL      CLASS      (BOTH CLASSES)
TITLE OF CLASS OF STOCK        NAME OF BENEFICIAL OWNER        OWNERSHIP    OUTSTANDING    OUTSTANDING
-----------------------        ------------------------        ----------   -----------   --------------
Class B Common Stock     A.L. Industrier AS(1)(2)(3)           11,872,897     100.00%          23.12%
Class A Common Stock     A.L. Industrier AS(1)(2)(3)                    0         --              --
Class A Common Stock     Pioneer Global Asset Management,
                           S.p.A.(4)                            3,241,566       8.21            6.31
Class A Common Stock     Putnam, LLC. d/b/a Putnam
                           Investments(5)                       2,703,582       6.85            5.26
Class A Common Stock     FMR Corp.(6)                           2,269,310       5.75            4.42
Class A Common Stock     Einar W. Sissener(7)(8)(9)               383,667      *              *
Class A Common Stock     Jeffrey E. Smith(7)(10)                  186,465      *              *
Class A Common Stock     Ingrid Wiik(7)(11)                       160,471      *              *
Class A Common Stock     Robert F. Wrobel(7)                       76,968      *              *
Class A Common Stock     Michael J. Nestor(7)                      26,917      *              *
Class A Common Stock     Carol A. Wrenn(7)                         25,216      *              *
Class A Common Stock     Glen E. Hess(7)(12)                       24,842      *              *
Class A Common Stock     Erik Hornnaess(7)                         21,677      *              *
Class A Common Stock     Oyvin A. Broymer(7)                       21,000      *              *
Class A Common Stock     Peter G. Tombros(7)                       20,818      *              *
Class A Common Stock     Erik G. Tandberg(7)(11)                   20,234      *              *
Class A Common Stock     I. Roy Cohen(7)                           20,000      *              *
Class A Common Stock     Matthew T. Farrell                        11,400      *              *
Class A Common Stock     William I. Jacobs                          1,000      *              *
Class A Common Stock     Jill Kanin-Lovers                             --         --              --
Class A Common Stock     Einar Kloster                                 --         --              --
Class A Common Stock     Robert Thong                                  --         --              --
Class A Common Stock     Farah M. Walters                              --         --              --
Class A Common Stock     All directors and executive officers
                           as a group (16 persons)(7)             930,421       2.36            1.81

---------------

  *  Indicates ownership of less than 1%.

 (1) The address of A.L. Industrier AS (formerly known as Apothekernes Laboratorium AS), a corporation organized and existing under the laws of the Kingdom of Norway ("A.L. Industrier"), is Harbitzalleen 3, 0275 Oslo, Norway.

 (2) The source of this information is Amendment No. 10 to Schedule 13D, dated October 29, 2002, filed with the Securities and Exchange Commission (the "Commission") by A.L. Industrier. The shares reflected in the table are held of record by A/S Wangs Fabrik ("Wangs") and A.L. Chemy A.S. ("AL Chemy"), wholly owned subsidiaries of A.L. Industrier, although A.L. Industrier retains full beneficial ownership of these shares. Pursuant to a Loan Agreement, dated October 29, 2002, by and between AL Chemy, Den norske Bank ASA and Gjensidige Nor Sparebank ASA (collectively, the "Banks"), and a Guarantee in favor of the Banks provided by A.L. Industrier, dated October 29, 2002, the Banks have a security interest in all of A.L. Industrier's shares in AL Chemy and Wangs Fabrik. Therefore, in certain cases, upon the occurrence of an event of default under the Loan Agreement, the Banks could become the beneficial owner of the Class B Stock beneficially owned by A.L. Industrier.

 (3) Shares of Class B Stock are convertible into an equal number of shares of Class A Stock. If all shares of Class B Stock beneficially owned by A.L. Industrier were converted as of February 19, 2003, A.L. Industrier would own approximately 23.12% of the then outstanding shares of Class A Stock.

 (4) The source of this information is Amendment No. 1 to Schedule 13G dated February 12, 2003, filed with the Commission by Pioneer Global Asset Management S.p.A. ("Pioneer"). The address of Pioneer is Galleria S. Carlo 6, 20122 Milano, Italy.

 (5) The source of this information is Schedule 13G dated February 18, 2003, filed with the Commission by Putnam, LLC d/b/a Putnam Investments ("Putnam"). Such Schedule 13G reports that Putnam, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., wholly owns two registered investment advisers: Putnam Investment Management, LLC., which is the investment adviser to the Putnam family of mutual funds, and The Putnam Advisory Company, LLC., which is the investment adviser to Putnam's institutional clients. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual funds' trustees has voting power over the shares held by each fund, and The Putnam Advisory Company, LLC. has shared voting power over the shares held by the institutional clients. Putnam holds shared voting power as to 755,220 shares and shared dispositive power as to all shares. Putnam Investment Management, LLC. holds shared dispositive power as to 986,700 shares, and The Putnam Advisory Company, LLC. holds shared voting power as to 755,220 shares and shared dispositive power as to 1,716,882 shares. Marsh & McLennan Companies, Inc. holds no voting or dispositive power as to the shares. The address of Putnam is One Post Office Square, Boston, Massachusetts, 02109.

 (6) The source of this information is Amendment No. 5 to Schedule 13G dated February 13, 2003, filed with the Commission by FMR Corp. ("FMR"). Such
     Schedule 13G reports that FMR holds sole voting power as to 228 shares and sole dispositive power as to all shares. FMR declared in its filing that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. The Schedule 13G reports that no one person's interest in the shares is more than 5% of the total outstanding shares of Class A Stock. The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

 (7) The shares reflected in the table include shares that the executive officer, former executive officer or director has the right to acquire upon the exercise of stock options granted under the 1997 Incentive

Stock Option and Appreciation Right Plan or the Non-Employee Director Option Plan which are exercisable as of February 19, 2003 or within 60 days thereafter as follows: Mr. Smith -- 153,167 shares, Ms. Wiik -- 135,500 shares, Mr.
     Wrobel -- 74,417 shares, Mr. Nestor -- 25,000 shares, Ms. Wrenn -- 23,334 shares, each of Messrs. Cohen, Hess, Tandberg, and Tombros -- 20,000 shares, each of Messrs. Broymer and Hornnaess -- 16,000 shares, and Mr. Sissener -- 10,000 shares. All executive officers and directors as a group -- 492,168 shares.

 (8) Beneficial ownership of the Company shares by A. L. Industrier is not included. Mr. Sissener is Chairman of the Board of A.L. Industrier and together with A/S Swekk (Mr. Sissener's family-controlled private holding company) ("Swekk") and certain of his relatives, beneficially owns approximately 51% of A.L. Industrier's outstanding ordinary shares entitled to vote and, accordingly, may be deemed a controlling person of A.L. Industrier.

 (9) Includes 129,861 shares held by Mr. Sissener, 22,847 shares held by the estate of Mr. Sissener's wife, 186,689 shares held by Swekk, and 34,270 shares held by EWS Stiftelse, a trust established for the benefit of members of the family of Mr. Sissener.

(10) The Company has been advised by Mr. Smith that his children own 4,350 of the shares of Class A Stock listed for Mr. Smith but that he has voting power over such shares.

(11) Ms. Wiik and Mr. Tandberg also own 580 and 39 shares, respectively, of A.L. Industrier.

(12) Includes 3,750 shares held by a private foundation of which Mr. Hess is President; however he has no economic interest in the shares.

                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

     In February of 2003, the Company's Board of Directors passed a resolution which increased the number of Class A Directors to four and the number of Class B Directors to eight. Concurrently with this increase in the number of Board members, the Class A Directors passed a resolution appointing Ms. Farah M. Walters as a Class A Director, effective February 21, 2003, and the Class B Directors passed a resolution appointing Ms. Jill Kanin-Lovers and Mr. Robert Thong as Class B Directors, effective February 21, 2003. In March of 2003, the Company's Board of Directors passed a resolution which will decrease the number of Class A Directors to three and decrease the number of Class B Directors to six effective as of the date of the Annual Meeting. The current term of all of the Company's directors expires at the Annual Meeting. Mr. Erik Hornnaess, a Class A Director, Mr. Oyvin Broymer, a Class B Director, Mr. I. Roy Cohen, a Class B Director, and Mr. Erik G. Tandberg, a Class B Director, have informed the Board of Directors that they will not stand for re-election at the Annual Meeting, as they each intend to retire from the Company's Board of Directors at the end of their terms.

     The Company's Board of Directors intends to cause the nomination of the nominees listed below under "Nominees for Directors; Nominees for Class A Directors" and all proxies received from holders of the Class A Stock will be voted FOR the election of such nominees as Class A Directors, except to the extent that persons giving such proxies withhold authority to vote for such nominees.

     Each director is to be elected to hold office until the next Annual Meeting of Stockholders and until his or her successor is chosen and qualified.

     A.L. Industrier, which beneficially owns 100% of the outstanding shares of Class B Stock, has advised the Company that it intends to vote its shares in favor of the nominees listed below under "Nominees for Directors; Nominees for Class B Directors," which would assure their election as Class B Directors.

NOMINEES FOR DIRECTORS

     The Company believes that each of the nominees for director will be able to serve. If any of the nominees for Class A Directors would be unable to serve, the enclosed proxy confers authority to vote in favor of such other person or persons as the Company's Class A Directors at the time recommends to serve in place of the person or persons unable to serve. Similarly, if any of the nominees for Class B Directors would be unable to serve, the proxy provided to Class B Stockholders confers authority to vote in favor of such other person or persons as the Company's Class B Directors at the time recommends to serve in place of the person or persons unable to serve.

     Nominees for Class A Directors. The name, age, principal business experience during the last five years, and certain other information regarding each of the persons proposed to be nominated for election as a Class A Director are listed below.

             NAME                AGE                   PRINCIPAL BUSINESS EXPERIENCE
             ----                ---                   -----------------------------
William I. Jacobs..............  61     Director of the Company since 2002. Former Managing
                                        Director and Chief Financial Officer of NewPower Holding, a
                                        retail energy company which filed a bankruptcy petition in
                                        June 2002 and is currently liquidating, from 2000 to 2002.
                                        Senior Executive Vice President of MasterCard
                                        International, the credit card company, from 1995 to 2000.
                                        Director of Investment Technology Group, an electronic
                                        trading resources company, Global Payments, a payment
                                        processing services company, Exide Technologies, a battery manufacturer, and NewPower Holding. Chairman of the
                                        Company's Audit Committee and Member of the Company's
                                        Compensation and Stock Option Committees.

Peter G. Tombros...............  60     Director of the Company since 1994. Chief Executive Officer of VivoQuest, a private biopharmaceutical company, since
                                        2001. Former Director, President and Chief Executive
                                        Officer of Enzon, Inc., a developer and marketer of
                                        bio-pharmaceutical products, from April 1994 to June 2001.
                                        Served in a variety of senior management positions at
                                        Pfizer, Inc., the pharmaceutical company, for 25 years,
                                        including Vice President of Marketing, Senior Vice
                                        President and General Manager of the Roerig Pharmaceuticals
                                        Division, Executive Vice President of Pfizer
                                        Pharmaceuticals Division, Director, Pfizer Pharmaceuticals
                                        Division, Vice President-Corporate Strategic Planning, and
                                        Vice President-Corporate Officer of Pfizer, Inc. Director
                                        of NPS Pharmaceuticals, Inc., a biotechnology company, and
                                        Cambrex, a supplier of human health and bioscience products to the life sciences industry. Chairman of the Company's
                                        Compensation and Stock Option Committees and Member of the
                                        Company's Audit Committee.

Farah M. Walters...............  58     Director of the Company since February 2003. President and
                                        Chief Executive Officer of University Hospitals Health
                                        System, Inc. and University Hospitals of Cleveland from
                                        1992 to 2002. Served as Executive Director, Senior
                                        Executive Vice President and Member of three person "Office of the President" of University Hospitals Health System,
                                        Inc. and University Hospitals of Cleveland from 1986 to
                                        2002. Director of LTV Corporation, a manufacturer of
                                        engineered metal building systems and processing services
                                        which filed a bankruptcy petition in 2000, Kerr-McGee
                                        Corporation, an oil and gas exploration and production and chemical company, and PolyOne Corporation, a specialty
                                        plastics and chemical company. Member of the Company's
                                        Audit Committee.

     Nominees for Class B Directors. The name, age, principal business experience during the last five years, and certain other information regarding each of the persons proposed to be nominated for election as a Class B Director are listed below. Mr. Kloster is not presently a director of the Company.

NAME                             AGE                   PRINCIPAL BUSINESS EXPERIENCE
----                             ---                   -----------------------------
Glen E. Hess...................  61     Director of the Company since 1983. Partner in the law firm of Kirkland & Ellis since 1973. Member of the Company's
                                        Executive and Finance Committee.

Jill Kanin-Lovers..............  51     Director of the Company since February 2003. Since 1998,
                                        Senior Vice President, Human Resources of Avon Products,
                                        Inc., the cosmetics and gifts company, and member of Avon
                                        Products, Inc.'s Chairman's Council, Avon's internal
                                        executive committee, and a member of the Board of Directors for the Avon Foundation. Vice-President, Human Resources,
                                        Global Operations from 1997 to 1998 and Vice President,
                                        Human Resources, U.S. from 1995 to 1997 at IBM Corp., the
                                        computer company. Senior Vice President, Worldwide
                                        Compensation and Benefits at American Express, the credit
                                        card company, from 1991 to 1995. From 1974 to 1991, held a series of senior positions, including managing the Seattle office and serving as the functional head for all global
                                        consulting and support activities, for the total
                                        compensation practice of Towers Perrin, a global management consulting firm. Member of the Company's Compensation
                                        Committee.

Einar Kloster..................  65     Nominee for Director. Former Chairman and CEO and member of the Group Management Committee of Philips Lighting Holding
                                        and Royal Philips Electronics, from June 1990 to June 1994;
                                        former President and CEO of North American Philips Corp.,
                                        USA, from January 1989 to June 1990.

Einar W. Sissener..............  74     Chairman of the Board since 1975. Consultant to the Company since July 1999. Chief Executive Officer of the Company
                                        from June 1994 to June 1999. Member of the Office of the
                                        Chief Executive of the Company from July 1991 to June 1994.
                                        Chairman of the Office of the Chief Executive from June
                                        1999 to December 1999. President, Alpharma AS, from October
                                        1994 to March 2000. President, Apothekernes AS (now A.L.
                                        Industrier AS), from 1972 to 1994. Chairman of A.L.
                                        Industrier AS since November 1994. Member of the Company's
                                        Executive and Finance Committee.

NAME                             AGE                   PRINCIPAL BUSINESS EXPERIENCE
----                             ---                   -----------------------------

Robert Thong...................  42     Director of the Company since February 2003. Co-Founder,
                                        Director and Officer of NovaSecta, a management advisory
                                        and executive coaching group, since 2002. Since 1999,
                                        Managing Director of Phizz Rx, a provider of executive
                                        advice and consulting to the life sciences, medical
                                        technology and fine chemicals sectors in the U.K. and the
                                        U.S. From 1997 to 1999, Vice President of Renaissance
                                        Worldwide Strategy Limited and its subsidiary COBA
                                        Consulting Limited and leader of the European Biosciences
                                        Consulting Team. From 1990 to 1997, Vice President of
                                        Gemini Consulting and Cap Gemini Group, providers of
                                        information technology consulting services. Member of the
                                        Company's Executive and Finance Committee.

Ingrid Wiik....................  58     President, Chief Executive Officer and Director of the
                                        Company since January 2000. President of Alpharma's
                                        International Pharmaceuticals Division from 1994 to January
                                        2000. President, Pharmaceutical Division of Apothekernes
                                        Laboratorium A.S. from 1986 to 1994.

                       BOARD OF DIRECTORS AND COMMITTEES

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     The Company's Board of Directors held 7 meetings in 2002. Each person who served as a director in 2002 attended at least 75% of the aggregate of (i) the total number of meetings of the Company's Board of Directors held while such person was a member and (ii) the total number of meetings held by all committees of the Company's Board of Directors on which such person served while such person was a member of such committee.

COMMITTEES OF THE BOARD

     Pursuant to its by-laws, as amended, the Company has established standing Audit, Executive and Finance and Compensation Committees.

     The Audit Committee reviews and makes recommendations to the Company's Board of Directors regarding internal accounting and financial controls and accounting principles, auditing practices, the engagement of independent public accountants and the scope of the audit to be undertaken by such accountants. In addition, the Company's Board of Directors has adopted a resolution requiring the Audit Committee to review transactions between the Company and A.L. Industrier (the beneficial owner of all the outstanding Class B Stock) (or their respective subsidiaries) involving more than $50,000 and to report to the Company's Board of Directors regarding whether such transactions are fair to the Company. Such resolution also requires prior approval of the Audit Committee for any transaction with A.L. Industrier which involves $500,000 or more, and prior approval of the Audit Committee is required for any sale or transfer of assets other than inventory sold or transferred in the ordinary course of business. The Audit Committee also monitors the Company's Business Conduct Guidelines. The by-laws of the Company currently require that a majority of the members of the Audit Committee not be employees of the Company or A.L. Industrier or otherwise have a material relationship with either of them. The Board of Directors has taken action to establish a corporate governance function within the Audit Committee and has directed that action be taken at the May meeting of the Board of Directors to formalize such function, after which time the Audit Committee intends to revise its charter to reflect such function. The current members of the Audit Committee are Messrs. William I. Jacobs (Chairman) and Peter G. Tombros and Ms. Farah M. Walters. The Audit Committee held 15 meetings in 2002.

     The Executive and Finance Committee is generally empowered, to the fullest extent permitted by Delaware law, to exercise all power and authority vested in the Company's Board of Directors. By resolution, the Company's Board of Directors has specifically authorized and requested the Executive and Finance Committee to act on behalf of the Board in emergency situations when the full Board is unable to meet, to discuss and consult with the Chief Executive Officer of the Company as requested by such officer and to act with respect to such matters as the Board may from time to time designate. Additionally, the Executive and Finance Committee reviews and has the authority to make recommendations to the Board of Directors with respect to raising funds required in the operation of the Company. The current members of the Executive and Finance Committee are Messrs. I. Roy Cohen (Chairman), Einar W. Sissener, Glen
E. Hess, and Robert Thong. In 2002, the Executive and Finance Committee held 18 meetings and also communicated informally.

     The Compensation Committee has the authority of the Company's Board of Directors with respect to the compensation, benefit and employment policies and arrangements for executive officers and other highly paid personnel of the Company. The Committee also has authority with respect to the compensation and benefit plans generally applicable to the Company's employees, and two members of the committee (Messrs. Peter B.

Tombros and William I. Jacobs) serve as the committee administering the 1997 Stock Option and Appreciation Right Plan, as amended, with authority to grant options to eligible employees of the Company and its subsidiaries. The Compensation Committee held 16 meetings in 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Messrs. Peter G. Tombros (Chairman) and William I. Jacobs and Ms. Jill Kanin-Lovers. During fiscal year 2002, Messrs. I. Roy Cohen, Einar W. Sissener, Glen E. Hess and Thomas G. Gibian (a former director of the Company until May 2002) served on the Compensation Committee with Mr. Tombros. Mr. Cohen is a former executive officer of the Company, having served as President and Chief Executive Officer from 1976 to January 1991 and as a member of the Office of the Chief Executive from July 1991 through June 1994. He currently serves as Chairman of the Executive and Finance Committee. Mr. Sissener currently serves as Chairman of the Board of the Company and as a consultant to the Company and, from June 1994 to June 1999, was the Company's Chief Executive Officer. (See "Nominee for Class B Directors" and "Certain Relationships and Related Transactions" for further information). Mr. Hess' professional corporation is a partner of Kirkland & Ellis, a law firm which, since 1978, has performed and continues to perform significant legal services for the Company. (See "Certain Relationships and Related Transactions".)

DIRECTORS' COMPENSATION

     Pursuant to an agreement between the Company and Mr. Sissener, in 2002 Mr. Sissener received $150,000 for serving as Chairman of the Company's Board of Directors (and as a director of certain of the Company's subsidiaries). Pursuant to an agreement between the Company and Mr. Cohen, Mr. Cohen will receive an honorarium in the amount of $12,500 per year for up to five years following his retirement from the Company's Board of Directors in May 2003. (See "Certain Relationships and Related Transactions" for a description of Mr. Sissener's and Mr. Cohen's agreements). In September 2002, in recognition of his years of service to the Company as President and Chief Executive Officer and as a director since 1975, the Company agreed to reimburse Mr. Cohen for certain travel expenses in an amount of up to $25,000. During 2002, each director (except Mr. Sissener and Ms. Wiik) received directors' fees of $22,500 and each director received a grant of an option to acquire 7,500 shares of Class A Stock pursuant to the Non-Employee Director Option Plan. In addition, each director (other than Mr. Sissener and Ms. Wiik) received $1,200 for each Board meeting attended in person, $600 for each Committee meeting attended in person and one-half of the applicable fee for each meeting attended by telephone (with certain exceptions). The Chairman of each of the Audit, Executive and Finance and Compensation Committees received an additional payment of $7,500. No action has been taken to change these compensation arrangements for 2003.

      PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF
                                 INCORPORATION

     The Amended and Restated Certificate of Incorporation of the Company presently provides that the Company is authorized to issue 80,500,000 shares divided into three classes, namely: 500,000 shares of Preferred Stock of the par value of $1.00 per share ("Preferred Stock"); 65,000,000 shares of Class A Common Stock of the par value of $.20 per share ("Class A Stock"); and 15,000,000 shares of Class B Common Stock of the par value of $.20 per share ("Class B Stock", and with Class A Stock, the "Common Stock"). The Board of Directors proposes that the Stockholders approve an amendment of the Amended and Restated Certificate of Incorporation of the Company to provide for an increase in the total number of shares that the Company is authorized to issue to 90,500,000. The number of authorized shares of Preferred Stock and Class B Stock would remain the same, but the number of authorized shares of Class A Stock would be increased to 75,000,000 shares.

     The Board of Directors has not authorized or approved any transactions which would require the issuance of additional shares of the Company's Common Stock. The Board of Directors believes that it is desirable to have additional authorized shares of Class A Stock available for issuance without further action by the Stockholders (unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed) including, in addition to possible ongoing financing requirements, possible additional future stock dividends or splits, acquisitions or other general corporate purposes. The additional shares of Class A Stock for which authorization is sought would be part of the existing Class A Stock and, if and when issued, would have the same respective rights and privileges as the shares of Class A Stock presently outstanding. The holders of Common Stock are not entitled to preemptive rights. The proposed amendment will not affect the authorized shares of Preferred Stock or Class B Stock or alter the rights of the Common Stock.

     The holders of the Class A Stock and Class B Stock will vote together as a single class on the proposed amendment to the Company's Amended and Restated Certificate of Incorporation. A.L. Industrier has advised the Company that it intends to vote in favor of the amendment, which would assure the affirmative vote of the holders of a majority of the voting power as a single class and would assure approval of the increase in the number of authorized shares of Class A Stock.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

               PROPOSAL TO ADOPT THE INCENTIVE COMPENSATION PLAN

GENERAL

ADOPTION OF THE ALPHARMA INC. 2003 OMNIBUS INCENTIVE COMPENSATION PLAN

     In March 2003, the Company's Board of Directors adopted the Alpharma Inc. 2003 Omnibus Incentive Compensation Plan (the "Incentive Compensation Plan") and is recommending that the Stockholders approve the Incentive Compensation Plan at the Annual Meeting. The use of stock options and other stock awards among pharmaceutical companies is widely prevalent. The Incentive Compensation Plan is intended to maintain the flexibility that the Company needs to keep pace with its competitors and effectively recruit, motivate, and retain the caliber of employees essential for achievement of the Company's success.

     The Incentive Compensation Plan will permit stock option grants, stock appreciation rights grants ("SARs"), annual incentive awards, stock grants, restricted stock grants, restricted stock unit grants, performance stock grants, performance unit grants, and cash awards. Stockholder approval of the Incentive Compensation Plan will permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code, as amended (the "Code").

     Those eligible for Awards under the Incentive Compensation Plan are referred to as "Participants." Participants include all employees of the Company and its subsidiaries and all non-employee directors of the Company.

     As of December 31, 2002, approximately 1,770,000 shares were available for new grants under the Company's existing stock incentive plans (the Alpharma Inc. 1997 Stock Option and Appreciation Right Plan and the Alpharma Inc. Non-Employee Director Option Plan) and there were approximately 4,220,000 shares subject to outstanding grants under these and predecessor plans. It is the intention of the Company's Board of Directors that, upon adoption of this Incentive Compensation Plan, no additional options will be granted under these existing plans and all shares reserved under these existing plans will be returned to the Company's supply of authorized but unissued shares, not reserved for any purpose, although outstanding options granted pursuant to such plans will remain outstanding. Stock options and SARs granted under the Omnibus Plan may not be subject to certain limitations present in the Company's two existing plans.

     Approval of the proposal to adopt the Incentive Compensation Plan requires that a majority of the votes cast by the holders of shares of the Class A Stock and Class B Stock, voting together, present and entitled to vote at the meeting, be votes for approval. A.L. Industrier has advised the Company that it intends to vote its shares in favor of the proposal, which will assure its approval. The material features of the Incentive Compensation Plan are described below.

SUMMARY DESCRIPTION OF THE COMPANY'S 2003 OMNIBUS INCENTIVE COMPENSATION PLAN

     Attached as an appendix to this Proxy Statement is a copy of the 2003 Omnibus Incentive Compensation Plan (hereinafter referred to as the "Plan") and the following summary description of the Plan (including the proposed amendments) is qualified in its entirety by reference to such appendix. Capitalized terms used in this Summary, but not defined herein, shall have the meanings set forth in the Plan.

SHARES AVAILABLE FOR ISSUANCE

     The aggregate number of shares of Common Stock that may be issued under the Plan will not exceed 4,750,000 (subject to the adjustment provisions discussed below). The number of shares that may be issued under the Plan for Awards other than stock options or SARs (both with a grant price equal to at least fair market value) will not exceed a total of 2,000,000 shares (subject to the adjustment provisions discussed below).

ADMINISTRATION AND ELIGIBILITY

     The Plan will be administered by a Committee of the Board (the "Committee") consisting of two or more directors, each of whom will qualify as a "non-employee director" within the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee will approve the aggregate Awards and the individual Awards for the most senior elected officers and non-employee directors. The Committee may delegate the administration of the Plan in accordance with the terms of the Plan.

     No Participant may receive in any Plan Year: (i) stock options relating to more than 500,000 shares; (ii) restricted stock or restricted stock units relating to more than 300,000 shares; (iii) SARs relating to more than 500,000 shares; or (iv) performance shares relating to more than 300,000 shares (all of these limits subject to the adjustment provisions discussed below). The maximum amount that may be earned under Performance Unit awards by any Participant who is a covered employee within the meaning of Section 162(m) of the Code ("Covered Employee") in any calendar year may not exceed the value of 300,000 shares.

AWARDS

     Stock Options

     Grants of Options

     The Committee is authorized to grant stock options to Participants ("Optionees"), which may be either incentive stock options ("ISOs") or nonqualified stock options ("NQSO"). ISOs and NQSOs are collectively referred to as "Stock Options." The exercise price of any Stock Option must be equal to or greater than the fair market value of the shares on the date of the grant (other than NQSOs granted to Directors, which must be at fair market value); provided, however, that NQSOs granted outside the United States may be granted with an exercise price less than the fair market value of the shares on the date of the grant if necessary to utilize a locally available tax advantage. The term of a Stock Option cannot exceed 10 years. ISOs may not be granted more than 10 years after the date that the Plan was adopted by the Company's stockholders.

     The Plan sets forth a mechanism whereby the Directors shall receive, subject to the discretion of the Board of Directors, NQSOs to purchase up to 10,000 shares immediately following each annual meeting of stockholders of the Company. Such NQSOs shall have exercise prices set at the fair market value of the shares on the date of the grant and shall be generally exerciseable for a period which ends upon the later of ten years after the date of grant or five years after an individual has ceased to be a Director.

     For purposes of the Plan, fair market value shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulation.

     Exercisability and Termination

     At the time of grant, the Committee in its sole discretion will determine when Options are exercisable and when they expire, except with respect to NQSQs granted to Directors, which are subject to specific exerciseability and termination provisions contained in the Plan.

     Payment of Option Price

     Payment for shares purchased upon exercise of a Stock Option must be made in full at the time of purchase. Payment may be made in cash, by the transfer to the Company of shares owned by the Participant for at least six months (valued at fair market value on the date of transfer), or in such other manner as may be authorized by the Committee.

     SARs

     The Committee has the authority to grant SARs to Participants and to determine the number of shares subject to each SAR, the term of the SAR, the time or times at which the SAR may be exercised, and all other terms and conditions of the SAR. A SAR is a right, denominated in shares, to receive, upon exercise of the right, in whole or in part, without payment to the Company, an amount, payable in shares, in cash or a combination thereof, that is equal to:
(i) the difference between the fair market value of Common Stock on the date of exercise of the right over the SAR Grant Price of the right, multiplied by (ii) the number of shares for which the right is exercised.

     Restricted Stock and Restricted Stock Units

     Restricted Stock consists of shares which are transferred or sold by the Company to a Participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant.

Restricted Stock Units are the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee. The Committee determines the eligible Participants to whom, and the time or times at which, grants of Restricted Stock or Restricted Stock Units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions.

     Performance Stock

     A Participant who is granted Performance Stock has the right to receive shares or cash or a combination of shares and cash equal to the fair market value of such shares at a future date in accordance with the terms of such grant and upon the attainment of performance goals specified by the Committee.

     The award of Performance Stock to a Participant will not create any rights in such Participant as a stockholder of the Company until the issuance of Common Stock with respect to an award.

     Performance Units

     A Participant who is granted Performance Units has the right to receive a payment in cash upon the attainment of performance goals. The Committee may substitute actual shares of Common Stock for the cash payment otherwise required to be made pursuant to a Performance Unit award.

     Stock Awards

     The Committee may award shares of Common Stock to Participants without payment therefor, as additional compensation for service to the Company or a subsidiary. Stock awards may be subject to other terms and conditions, which may vary from time to time and among Participants, as the Committee determines to be appropriate.

     Cash Awards

     A cash award consists of a monetary payment made by the Company to a Participant as additional compensation for his or her services to the Company or a subsidiary. A cash award may be made in tandem with another Award or may be made independently of any other Award. Cash awards may be subject to other terms and conditions, which may vary from time to time and among Participants, as the Committee determines to be appropriate.

     Performance Measures

     Awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and other incentives under the Plan may be made subject to the attainment of performance measures relating to one or more of the following business criteria within the meaning of Section 162(m) of the Code: net sales growth; net income (before or after taxes); net operating profit; return measures (including, but not limited to, return on assets, capital, equity, or sales); cash flow; earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; customer satisfaction; economic value added; employee satisfaction metrics; human resources metrics; and working capital targets (collectively referred to as "Performance Measures").

     Any Performance Measure may be used to measure the performance of the Company as a whole or any business unit of the Company, and any Performance Measure may be adjusted to include or exclude special items.

     Annual Incentive Awards

     The Committee has the authority to grant Annual Incentive Awards to designated executive officers of the Company or any subsidiary. Annual Incentive Awards, in the event awarded, will be paid out of an incentive pool equal to 10% of the Company's net income for each calendar year. The Committee will allocate an incentive pool percentage to each designated Participant for each calendar year. In no event may the incentive pool percentage for any one Participant exceed 30% of the total pool. For purposes of the Plan, "net income" will mean the consolidated net income of the Company, computed in accordance with generally accepted accounting principles. The Participant's incentive award then will be determined by the Committee based on the Participant's allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Participant who is a Covered Employee be increased in any way, including as a result of the reduction of any other Participant's allocated portion.

AMENDMENT OF THE PLAN

     The Board of Directors of the Company or the Committee has the right and power to amend the Plan; provided, however, that neither the Board of Directors nor the Committee may amend the Plan in a manner which would impair or adversely affect the rights of the holder of an Award without the holder's consent. If the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires stockholder approval with respect to the Plan or any type of amendment thereto, then to the extent so required, stockholder approval will be obtained.

TERMINATION OF THE PLAN

     The Board of Directors of the Company may terminate the Plan at any time. Termination will not in any manner impair or adversely affect any Award outstanding at the time of termination.

COMMITTEE'S RIGHT TO MODIFY AWARDS

     Any Award granted may be converted, modified, forfeited, or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan, or applicable agreement entered into in connection with an Award grant or with the consent of the Participant to whom such Award was granted. The Committee may grant Awards on terms and conditions different than those specified in the Plan to comply with the laws and regulations of any foreign jurisdiction, or to make the Awards more effective under such laws and regulations.

     Neither the Board nor the Committee, without the prior approval of the Company's stockholders, may cancel any outstanding Stock Option for the purpose of reissuing the option to the Participant at a lower exercise price, or reduce the option price of an outstanding option.

CHANGE IN CONTROL

     The effect, if any, on Awards upon a Change in Control shall be set forth in the Company's Change in Control Plan as in effect from time to time or pursuant to specific action by the Board of Directors.

ADJUSTMENTS

     If there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, the total number of shares available for Awards, the maximum number of shares which may be subject to an award in any calendar year and the number of shares subject to outstanding Awards, and the price of each of the foregoing, as applicable, will be equitably adjusted by the Committee in its discretion.

     Subject to any Change in Control provisions set forth in Award Agreements or elsewhere, and without affecting the number of shares reserved or available hereunder, either the Board or the Committee may authorize the issuance or assumption of Awards in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it deems appropriate.

     Reusage

     If a Stock Option granted under the Plan expires or is terminated, surrendered or canceled without having been fully exercised or if Restricted Stock, Restricted Stock Units, Performance Shares or SARs granted under the Plan are forfeited or terminated without the issuance of all of the shares subject thereto, the shares covered by such Awards will again be available for use under the Plan. Shares covered by an Award granted under the Plan would not be counted as used unless and until they are actually issued and delivered to a Participant. Shares withheld to pay withholding taxes in connection with the exercise or payment of an Award will not be counted as used. Shares covered by an Award granted under the Plan that is settled in cash will not be counted as used.

FEDERAL INCOME TAX CONSEQUENCES

     The Company has been advised by counsel that the federal income tax consequences as they relate to Awards are as follows:

     ISOs

     An Optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of ISO shares, the Optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the Optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an Optionee dies.

     The exercise of an ISO may in some cases trigger liability for the alternative minimum tax.

     If an Optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the Optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the Optionee has held the ISO shares prior to disposition. In the year of disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income which the Optionee recognizes as a result of the disposition.

     NQSOs

     An Optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of such a Stock Option, the Optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the Optionee recognizes upon the exercise of the Stock Option.

     Restricted Stock

     A Participant who receives an award of Restricted Stock does not generally recognize taxable income at the time of the award. Instead, the Participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

     A Participant may elect to recognize income at the time he or she receives Restricted Stock in an amount equal to the fair market value of the Restricted Stock (less any cash paid for the shares but irrespective of any risk of forfeiture) on the date of the award.

     The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the Participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the Participant had filed a timely election to accelerate recognition of income).

     Other Awards

     In the case of an exercise of a SAR or an award of Restricted Stock Units, Performance Stock, Performance Units, or Common Stock or cash, the Participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the Participant has recognized.

MILLION DOLLAR DEDUCTION LIMIT

     The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company's chief executive officer or is among one of the four other most highly-compensated officers for that taxable year. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that Awards in the form of Stock Options, Performance Stock, Performance Units, SARs, performance-based Restricted Stock and Restricted Stock Units and cash payments under Annual Incentive Awards constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation. If the Incentive Compensation Plan is approved by the Stockholders, the Company will take steps to minimize any nondeductible compensation under Section 162(m) of the Code. Such steps may include amending the Company's current Executive Bonus Plan.

MISCELLANEOUS

     A new benefits table is not provided because no grants have been made under the Plan and all Awards are discretionary. On December 31, 2002, the closing price of the Class A Common Stock was $11.91.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ADOPTION OF THE INCENTIVE COMPENSATION PLAN.

EQUITY COMPENSATION PLANS

     The following table summarizes information, as of December 31, 2002, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock units or other rights to acquire shares may be granted from time to time.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                              NUMBER OF
                                                    NUMBER OF                           SECURITIES REMAINING
                                                SECURITIES TO BE                        AVAILABLE FOR FUTURE
                                                   ISSUED UPON      WEIGHTED-AVERAGE       ISSUANCE UNDER
                                                   EXERCISE OF      EXERCISE PRICE OF    EQUITY COMPENSATION
                                                   OUTSTANDING         OUTSTANDING        PLANS (EXCLUDING
                                                OPTIONS, WARRANTS   OPTIONS, WARRANTS   SECURITIES REFLECTED
PLAN CATEGORY                                    AND RIGHTS (A)        AND RIGHTS          IN COLUMN (A))
-------------                                   -----------------   -----------------   ---------------------
Equity compensation plans approved by security
  holders(1)..................................      4,220,335            $20.565              1,768,423
Equity compensation plans not approved by
  security holders............................           None               None                   None
     Total....................................      4,220,335            $20.565              1,768,423

---------------
(1) The number of shares included in the table represent shares from the following equity compensation plans which have been approved by the Company's Stockholders: (i) Alpharma Inc. 1997 Stock Option and Appreciation Right Plan, and (ii) Alpharma Inc. Non-Employee Director Option Plan. The table does not include shares to be issued under the Company's Employee Stock Purchase Plan (the "ESP Plan") which was approved by the Company's Stockholders in 1991. The ESP Plan was not included because there are no limitations on the number of shares that may be purchased under the ESP Plan. The ESP Plan entitles employees to contribute a portion of his/her basic pay into the ESP Plan for the purchase of shares of the Company's Class A Stock. The Company contributes to the ESP Plan an amount equal to 50% of each participating employee's contributions.

                       PROPOSAL TO RATIFY APPOINTMENT OF
            PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S ACCOUNTANTS

     The Audit Committee of the Board of Directors and the full Board of Directors has approved PricewaterhouseCoopers LLP as the Company's independent accountants to audit its consolidated financial statements for the 2003 fiscal year. During the 2002 fiscal year, PricewaterhouseCoopers LLP served as the Company's independent accountants and also provided certain tax consulting and other accounting services. The Company is not required to seek Stockholder approval for the appointment of its independent accountants, however, the Board of Directors believes it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for Stockholder rejection and the Board of Directors will re-consider the appointment.

     The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the financial statements and reports for fiscal year 2002 and for other services rendered during fiscal year 2002 on behalf of the Company and its subsidiaries, as well as all "out-of-pocket" costs incurred in connection with these services, which have been or will be billed to the Company:

Audit Fees..................................................  $1,592,000
Financial Information Systems Design and Implementation
  Fees......................................................  $       --
All Other Fees(a)...........................................  $  591,000

     --------------------
     (a) All Other Fees includes fees for professional services rendered for all services other than those covered under "Audit Fees" for fiscal year 2002. These other services include (i) $138,000 of services rendered in connection with employee benefit plan audits, review of SEC filings, and other accounting matters and (ii) $453,000 of U.S. and international tax planning and assistance.

     A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to any questions. He or she will be given the opportunity to make a statement if he or she desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table (the "Summary Compensation Table") sets forth annual and long-term compensation paid to, or accrued for, the executive officers named below (the "named executive officers") by the Company or its subsidiaries during 2002, 2001 and 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                              ANNUAL COMPENSATION                        AWARDS
                                            ------------------------   OTHER ANNUAL   ------------    ALL OTHER
                                                   SALARY     BONUS    COMPENSATION   OPTION/SARS    COMPENSATION
NAME AND PRINCIPAL POSITION DURING 2002(1)  YEAR     ($)       ($)         ($)           (#)(2)         ($)(3)
------------------------------------------  ----   -------   -------   ------------   ------------   ------------
Ingrid Wiik............................     2002   705,000   290,000         *          100,000          37,915
  President and Chief                       2001   690,000        --         *           40,000          36,522
  Executive Officer                         2000   659,247   400,000         *           85,000          19,762

Michael J. Nestor......................     2002   450,000    80,000         *           65,000           9,401
  Executive Vice President and              2001   106,875   467,862         *           20,000          14,314
  President, U.S. Human                     2000        --        --       --                --              --
  Pharmaceuticals

Robert F. Wrobel.......................     2002   407,310    90,000         *           67,334          22,472
  Executive Vice President,                 2001   400,000        --         *           20,000          23,403
  Chief Legal Officer and Secretary         2000   350,011   155,400         *           25,000          28,676

Matthew T. Farrell.....................     2002   305,888   175,000         *          100,000          12,136
  Executive Vice President,                 2001        --        --       --                --              --
  and Chief Financial Officer               2000        --        --       --                --              --

Carol A. Wrenn.........................     2002   325,000    80,000         *           69,668           7,960
  Executive Vice President and              2001    26,239    65,000         *           30,000              --
  President, Animal Health Division         2000        --        --       --                --              --

Jeffrey E. Smith.......................     2002   475,000        --         *           29,167       1,232,037
  Former Executive Vice President,          2001   425,000        --         *           20,000          37,319
  Finance and Chief Financial Officer       2000   400,009   162,800         *           25,000          35,164

---------------
(1) Includes those persons who in fiscal year 2002 were the Chief Executive Officer or one of the four most highly compensated officers as measured by salary and bonus. Also includes one former executive officer, Mr. Smith, who would have been one of the four most highly compensated executive officers if not for the fact that he was not an executive officer at the end of the fiscal year ended December 31, 2002. Mr. Farrell joined the Company on April 22, 2002 replacing Mr. Smith as Executive Vice President and Chief Financial Officer. Mr. Smith resigned as an officer of the Company as of April 24, 2002 and continued as an employee of the Company through December 31, 2002. Ms. Wrenn joined the Company on November 26, 2001 as President, Animal Health Division. A modest amount of Ms. Wiik's compensation is nondeductible compensation under Section 162(m) of the Internal Revenue Code, as amended.

(2) Reflects options granted under the 1997 Incentive Stock Option and Stock Appreciation Right Plan. The Company has not granted any stock appreciation rights ("SARs") to any of the named executive officers in 2000, 2001 or 2002.

(3) Includes contributions by the Company to various employee profit-sharing, stock purchase and savings plans. The amounts shown for 2002 include (a) matching contributions under the Employee Stock Purchase Plan (Ms. Wiik $13,759, Mr. Nestor $3,375, Mr. Wrobel $6,608, Mr. Farrell $5,535, Ms. Wrenn
    $3,250, and Mr. Smith $9,500); (b) contributions to the savings plan (Ms. Wiik $16,674, Mr. Nestor $5,023, Mr. Wrobel $9,775, Mr. Farrell $4,298, Ms.
    Wrenn $3,600, and Mr. Smith $28,500); (c) taxable life insurance premiums (Ms. Wiik $7,482, Mr. Nestor $1,003, Mr. Wrobel $6,098, Mr. Farrell $2,300,
    Ms. Wrenn $1,100, and Mr. Smith $7,095); and (d) payments related to Mr. Smith's separation agreement, dated May 31, 2002, in the amount of $1,186,942 to be paid through December 31, 2004.

 * The incremental cost of the perquisites for each named executive in each of 2002, 2001, and 2000 was not in excess of the lesser of (a) $50,000 or (b) 10% of the amounts reported as Salary and Bonus for such year in the Summary Compensation Table. The Company provides automobile allowance, car insurance reimbursement and financial planning reimbursement for its named executive officers.

EMPLOYMENT AGREEMENTS

     Ms. Wiik is a party to an employment agreement with the Company dated October 26, 2000. This agreement provides that the Company shall provide Ms. Wiik with, or reimburse her for, the use of an automobile in the United States and in Norway, plus reimbursement for garaging, insurance and auto maintenance. Ms. Wiik participates in all of the employee benefits available to executives of the Company (including life insurance, disability insurance, health and medical insurance, 401(k) Savings Plan, Employee Stock Purchase Plan, paid vacation and tax and financial services planning) except the Company's Pension Plan (defined below). Upon retirement, Ms. Wiik is entitled to receive a defined retirement benefit that is primarily based on a percentage of her base salary for twelve months prior to her retirement. (See "Retirement Plans" for further information.)

     Mr. Nestor is a party to an employment agreement with the Company dated September 17, 2001, which is supplemented by an employment agreement dated February 26, 2003. Mr. Nestor received a hiring bonus of $366,800 upon joining the Company in 2001, and he is entitled to receive an equal bonus amount to be paid on his second anniversary with the Company. Mr. Nestor participates in all of the employee benefits available to executives of the Company, including the Severance Plan and Change in Control Plan. (See below.)

     Mr. Farrell is a party to an employment agreement with the Company dated April 12, 2002, which provided him, upon joining the Company, with 100,000 options under the Company's 1997 Incentive Stock Option and Stock Appreciation Right Plan and a minimum bonus guarantee of $150,000 for the 2002 performance year. The agreement also specifies that Mr. Farrell will be provided with the option to purchase 20,000 shares of Class A Common Stock, in addition to his normal annual stock option grants, under the Company's 1997 Incentive Stock Option and Stock Appreciation Right Plan, making him eligible to receive up to 50,000 stock options in 2003 and 2004. Mr. Farrell participates in all of the employee benefits available to executives of the Company, including the Severance Plan and Change in Control Plan. (See below.)

     Mr. Smith is a party to a separation agreement with the Company dated May 31, 2002. This agreement provides for Mr. Smith's resignation as an officer of the Company effective as of April 24, 2002, and that he continue as an employee of the Company through December 31, 2002. Mr. Smith's salary was adjusted under the agreement to $475,000 for the 2002 calendar year. In addition, the Company agreed to pay Mr. Smith an amount equal to $475,000 per year during his severance period commencing on January 1, 2003 and ending on December 31, 2004. During his severance period, Mr. Smith will continue to participate in health and life insurance benefits as well as receive executive automobile and financial planning allowances. The agreement also provides Mr. Smith with a one-time payment of $125,000 (less withholdings) in lieu of participation in certain benefit plans during 2003 and 2004, and a pension benefit of $125,000 per annum beginning on Mr. Smith's sixty-fifth birthday (although Mr. Smith may elect a reduced payment for early retirement, joint survivor benefits or a partial lump sum payment). All of Mr. Smith's outstanding stock options became exercisable as of the date of this separation agreement and will remain exercisable through the earlier of the stated expiration date for each option grant or December 31, 2004.

SEVERANCE AND CHANGE IN CONTROL PLANS

     Ms. Wiik, Messrs. Nestor, Wrobel, and Farrell and Ms. Wrenn receive additional benefits pursuant to the Company's Severance Plan and Change in Control Plan, both adopted by the Board of Directors in 2002 (the "Severance Plan" and "Change In Control Plan", respectively).

     Pursuant to the terms of the Severance Plan and the Change in Control Plan, in the event Ms. Wiik is terminated for any reason other than for cause, she is entitled to receive her base salary, bonus and certain benefits for twenty-four months and if she is terminated as a result of a change in control of the Company, she is entitled to receive her salary and certain benefits for thirty-six months, subject to certain tax limitations.

     Additionally, the Severance Plan and the Change in Control Plan provide that in the event that an Executive Officer, including Messrs. Nestor, Wrobel, and Farrell and Ms. Wrenn, (i) is terminated for any reason other than for cause, such Executive Officer is entitled to receive his or her base salary, bonus and certain benefits for eighteen months and (ii) is terminated as a result of a change in control of the Company, such executive officer is entitled to receive his or her base salary and certain benefits for thirty months, subject to certain tax limitations.

     The Severance Plan and the Change in Control Plan also provide for payments to be made to certain other key employees of the Company in the event of termination for any reason other than for cause or as a result of a change in control of the Company.

PERFORMANCE CASH BONUS INCENTIVE PLANS

     The Company has approved the goals underlying both the Company's Executive Bonus Plan applicable to employees at the "Vice President" level and above, and the Company's Performance Incentive Plan applicable to employees below the "Vice President" level, which shall apply to the 2003 fiscal year, and which provide that all executive officers and key employees performing services for the Company will be entitled to receive a cash bonus within a target range. Payment of a bonus is dependent on achieving certain operating division or Company financial levels relative to respective budgets. In addition, all bonuses take into consideration certain individual performance factors. Higher cash bonuses than the target level may be paid if budgeted financial levels are exceeded, but no cash bonuses will be paid if minimum financial levels are not met. Ms. Wiik has a target bonus for 2003 of 100% of base salary. Messrs. Wrobel and Farrell and Ms. Wrenn have target bonuses for 2003 of 50% of base salary. Mr. Nestor has a target bonus of 50% of base salary for the first six months of 2003, and he shall have a target bonus of 75% of base salary effective July 1, 2003 for the remaining six months of 2003. Mr. Nestor's award for 2003 will be pro-rated to reflect his mid-year change in incentive target level. (See "Compensation Committee Report on Executive Compensation".)

GRANTS OF OPTIONS

     The following table discloses, for the named executive officers, certain information with respect to options granted during 2002. All grants are options under the Company's 1997 Incentive Stock Option and Stock Appreciation Right Plan.

                         NUMBER OF
                         SHARES OF    % OF TOTAL                                     POTENTIAL REALIZABLE VALUE
                          CLASS A       SHARES                                       AT ASSUMED ANNUAL RATES OF
                           STOCK      GRANTED TO                                       STOCK APPRECIATION FOR
                         UNDERLYING   EMPLOYEES                                              OPTION TERM
                          OPTIONS     IN FISCAL    EXERCISE                          ---------------------------
NAME                      GRANTED        YEAR       PRICE     EXPIRATION DATE(2)          5%            10%
----                     ----------   ----------   --------   ------------------     ------------   ------------
Ingrid Wiik(1)..........   35,500        1.38%      $25.41     January 29, 2006(3)    $  194,367     $  418,577
                           64,500        2.51%      $14.44        April 2, 2012       $  585,618     $1,484,071
Michael J. Nestor.......   15,000        0.58%      $25.41     January 29, 2006(3)    $   82,127     $  176,863
                           20,000        0.78%      $14.44        April 2, 2012       $  181,587     $  460,177
                           15,000        0.58%      $ 9.48     January 29, 2006(4)    $   24,406     $   51,568
                           15,000        0.58%      $ 9.48     October 31, 2012       $   89,428     $  226,630
Robert F. Wrobel........   13,667        0.53%      $25.41     January 29, 2006(3)    $   74,828     $  161,146
                           20,000        0.78%      $14.44        April 2, 2012       $  181,587     $  460,177
                           13,667        0.53%      $ 9.48     January 29, 2006(4)    $   22,237     $   46,986
                           20,000        0.78%      $ 9.48     October 31, 2012       $  119,238     $  302,173
Matthew T. Farrell......  100,000        3.89%      $16.05       April 22, 2012       $1,009,375     $2,557,956
Carol A. Wrenn..........   10,834        0.42%      $25.41     January 29, 2006(3)    $   59,137     $  127,742
                           20,000        0.78%      $14.44        April 2, 2012       $  181,587     $  460,177
                           10,834        0.42%      $ 9.48     January 29, 2006(4)    $   17,628     $   37,246
                           28,000        1.09%      $ 9.48     October 31, 2012       $  166,933     $  423,043
Jeffrey E. Smith(5).....   14,167        0.55%      $25.41    December 31, 2004       $   55,176     $  115,645
                           15,000        0.58%      $14.44    December 31, 2004       $   31,070     $   64,837

---------------
(1) Ms. Wiik was originally awarded 35,500 stock options on January 29, 2002 and 65,000 stock options on April 2, 2002. However, due to a 100,000 annual share limitation in the Company's 1997 Incentive Stock Option and Stock Appreciation Right Plan, 500 options from the April 2, 2002 grant date were extinguished on May 1, 2002.

(2) Options vest at the rate of 25% on each of the first four anniversaries of the date of grant, except as otherwise noted.

(3) Options became 100% vested on January 29, 2003.

(4) Options will become 100% vested on April 30, 2003.

(5) Pursuant to the terms of Mr. Smith's separation agreement, all outstanding options became exercisable as of May 31, 2002 and will remain exercisable through the earlier of the stated expiration date of such options or December 31, 2004.

OPTION EXERCISES AND VALUES

     The following table discloses, for the named executive officers, (a) the number of shares acquired upon the exercise of options or with respect to which such options were exercised and the aggregate dollar value realized upon such exercise and (b) the number and value of unexercised options, in each case as of December 31, 2002.

                                                            NUMBER OF SHARES               VALUE OF UNEXERCISED
                         NUMBER OF                       UNDERLYING UNEXERCISED                IN-THE-MONEY
                          SHARES                           OPTIONS AT 12/31/02            OPTIONS AT 12/31/02(1)
                        ACQUIRED ON                    ---------------------------   ---------------------------------
NAME                     EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(2)   UNEXERCISABLE(2)
----                    -----------   --------------   -----------   -------------   --------------   ----------------
Ingrid Wiik...........         0         $     0          52,500        172,500            $0             $     0
Michael J. Nestor.....         0         $     0           5,000         80,000            $0             $72,900
Robert F. Wrobel......         0         $     0          39,500         99,834            $0             $81,810
Matthew T. Farrell....         0         $     0               0        100,000            $0             $     0
Carol A. Wrenn........         0         $     0           7,500         92,168            $0             $94,366
Jeffrey E. Smith(3)...    24,000         $77,256         153,167              0            $0             $     0

---------------
(1) All grants are options under the Company's 1997 Incentive Stock Option and Stock Appreciation Right Plan.

(2) Value is based on the closing price of a share of Class A Stock on December 31, 2002 ($11.91) minus the exercise price.

(3) Pursuant to the terms of Mr. Smith's separation agreement, all outstanding options became exercisable as of May 31, 2002 and will remain exercisable through the earlier of the stated expiration date of such options or December 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of the Company's stock on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Officers, directors and greater than 10% beneficial stockholders are required by Commission regulation to furnish the Company with copies of all Forms 3, 4 and 5 that they file. Based upon such forms, the Company believes that during the 2002 fiscal year, its officers, directors and greater than 10% beneficial stockholders complied with all Section 16(a) filing requirements, with the exception of Messrs. Jacobs and Tore Tonne, a former director of the Company, who each inadvertently filed an initial statement of beneficial ownership on Form 3 eight days late.

RETIREMENT PLANS

     Ms. Wiik is not a participant in the Company's Pension Plan (as defined below) pursuant to the terms of her employment agreement. (See "Employment Agreements".) If Ms. Wiik retires after age 60 (or before age 60 in limited circumstances), she is entitled to receive from the Company an annual retirement benefit for each calendar year following retirement equal to (i) 30% of her Base Compensation (defined below) plus (ii) inflationary adjustments (which shall be the same as the adjustment for inflation provided in the retirement plan for Alpharma AS for Norwegian employees) minus (iii) "Other Retirement Benefits"

(defined below). "Base Compensation" means annual base salary during the twelve month period ending on the last day of the month preceding retirement or disability (provided that if base salary shall have changed during such twelve month period, Base Compensation shall mean the average annual base salary weighted to reflect the number of days during which each varying base salary was in effect). "Other Retirement Benefits" means amounts Ms. Wiik is entitled to receive as retirement benefits under Norwegian pension plans, but does not include (i) payments received under the 401(k) savings plan or the deferred compensation plan maintained by the Company, or (ii) retirement benefits received under any governmental program or under any insurance program funded by the Company or any of its subsidiaries or their predecessors.

     Messrs. Nestor, Wrobel, and Farrell, Ms. Wrenn and Mr. Smith are participants in the Alpharma Inc. Pension Plan (a qualified defined benefit plan) (the "Pension Plan"). Under the Pension Plan, both salaried and hourly employees are eligible for benefits. Participants are entitled to receive their specified annual benefit, in the form of a life annuity or, at the election of participants, its actuarial equivalent in certain other forms, commencing within one month of their 65th birthday. The specified annual benefit is equal to (x) the sum of (i) 0.8% of the participant's highest five-year Final Average Compensation (as defined below) up to "covered compensation" ($39,444 for 2002) plus (ii) 1.45% of the participant's highest five-year Final Average Compensation in excess of "covered compensation", multiplied by (y) the number of years of benefit service (up to a maximum of 30 years). The Pension Plan also provides for an early retirement benefit which is equal to the specified annual benefit described above, reduced actuarially for each year by which the early retirement date precedes the normal retirement date.

     The following table sets forth the approximate annual retirement benefit under the Pension Plan based on years of service and Final Average Compensation.

                               PENSION PLAN TABLE

                              YEARS OF SERVICE
                  -----------------------------------------
REMUNERATION(1)      15         20         25       30(2)
---------------   --------   --------   --------   --------
$250,000            50,529     67,372     84,215    101,058
$275,000            55,967     74,622     93,278    111,933
$300,000            61,404     81,872    102,340    122,808
$325,000            66,842     89,122    111,403    133,683
$350,000            72,279     96,372    120,465    144,558
$375,000            77,717    103,622    129,528    155,433
$400,000            83,154    110,872    138,590    166,308
$425,000            88,592    118,122    147,653    177,183
$450,000            94,029    125,372    156,715    188,058
$475,000            99,467    132,622    165,778    198,933
$500,000           104,904    139,872    174,840    209,808
$525,000           110,342    147,122    183,903    220,683
$550,000           115,779    154,372    192,965    231,558
$575,000           121,217    161,622    202,028    242,433
$600,000           126,654    168,872    211,090    253,308
$625,000           132,092    176,122    220,153    264,183
$650,000           137,529    183,372    229,215    275,058
$675,000           142,967    190,622    238,278    285,933
$700,000           148,404    197,872    247,340    296,808

---------------

(1) Final average compensation. Current Federal pension law limits average annual compensation considered for benefit purposes to $200,000 for 2002 and $170,000 for 2001.

(2) The Plan provides that there is a maximum of 30 years of service for computation of benefits.

     For purposes of the Pension Plan, an employee's "Final Average Compensation" generally is his or her regular cash salary (excluding bonuses) for the five consecutive years of service in which his or her compensation was highest during the ten years of service immediately preceding his or her retirement. In 2002, the amounts of the compensation of Messrs. Nestor, Wrobel and Farrell, Ms. Wrenn and Mr. Smith would have been $450,000, $323,859, $305,888, $325,000 and $428,873, respectively, under the Pension Plan if there were no limitations under Federal pension law. However, due to the Federal pension law, the respective amounts of compensation of Messrs. Nestor, Wrobel and Farrell, Ms. Wrenn and Mr. Smith under the Pension Plan in 2002 were limited to $200,000. Mr. Smith, however, pursuant to his separation agreement dated May 31, 2002, is entitled to retirement benefits from the Company through the Pension Plan and a supplement benefit, equal to, in the aggregate, $125,000 per year beginning on his sixty-fifth birthday (although he may elect a reduced payment for early retirement, joint survivor benefits or a partial lump sum payment). The years of service credited under the Pension Plan as of December 31, 2002 to such officers were as follows: Mr. Nestor 1 year, Mr. Wrobel 5 years, Mr. Farrell 1 year, Ms. Wrenn 1 year and Mr. Smith 18 years.

     Under the Pension Plan, in the event of the termination of employment prior to retirement, part of the employee's benefit may be forfeited. A retirement benefit, payable in the form of a life annuity following the employee's 55th birthday, is equal to an accrued percentage of the normal retirement benefit, actuarially reduced to reflect commencement of payments prior to the normal retirement date. As to employees hired on or after January 1, 1989, pension benefits under the Pension Plan vest after five years of employment with the Company. Pension benefits under the Pension Plan of employees hired prior to January 1, 1989 are currently 100% vested.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors consisted during 2002 of Mr. Tombros, as Chairman, and Messrs. Cohen, Hess, Sissener and, until the 2002 Annual Meeting of the Company's stockholders, Mr. Gibian. In January, 2003, Mr. Jacobs was elected a member of the Committee. In March 2003, Ms. Kanin-Lovers was elected a member of the Committee and Messrs. Cohen, Hess and Sissener resigned. Until the 2002 Annual Meeting of Stockholders, Mr. Tombros and Mr. Gibian served as the Stock Option Committee that is established under the Company's 1997 Incentive Stock Option and Stock Appreciation Right Plan with authority to grant options and fix the terms thereof under this plan. After such meeting, Mr. Jacobs replaced Mr. Gibian on the Stock Option Committee.

     Pursuant to its charter, the Compensation Committee is responsible for reviewing the performance and total compensation of the Company's Chief Executive Officer (the "CEO"), reviewing and approving the compensation and benefits of other executive officers and highly paid personnel, reviewing the general compensation and employment benefit policies for management personnel, reviewing management development and succession matters and approving any material new benefit plan or material amendment to such plan.

     In general, the Compensation Committee has sought to meet the following objectives by making compensation decisions and recommendations for executive officers and other key personnel in a manner which: (1) provides overall compensation that is competitive in its ability to attract and retain highly qualified personnel; (2) relates compensation to the degree to which the Company (and/or the specific business unit in which an executive has responsibility) attains its annual financial performance targets; (3) rewards excellent individual performance and teamwork, with special consideration for specific projects completed or adverse conditions overcome; and (4) provides incentive to contribute to the long-term growth of the Company's businesses and stockholder value. In making compensation recommendations, the Committee is mindful of
Section 162(m) of the Internal Revenue Code of 1986, as amended, and consults with tax advisors as necessary to minimize any nondeductible compensation under
Section 162(m).

     During 2002, the Compensation Committee (i) approved compensation policies which standardized targets for incentive compensation and stock options for broad classes of key executives; (ii) approved various amendments to the Company's Pension and Savings Plans; (iii) approved a Severance Plan, a Change in Control Plan, amendments to the Employee Stock Purchase Plan and goals underlying the Executive Bonus Plan (applicable to employees at the "Vice President" level and above) and the Performance Incentive Plan (applicable to employees below the "Vice President" level); (iv) approved compensation arrangements for various new executive officers, including the Chief Financial Officer; and (v) considered reports on the implications of the Sarbanes-Oxley legislation, the proposed NYSE rules and proposals to expense stock options for accounting purposes. At several meetings, the Committee also considered the Company's long-term incentive policies and the adoption and implementation of the Alpharma Inc. 2003 Omnibus Incentive Compensation Plan, a broader long-term incentive plan which would permit the Committee to approve grants of restricted stock, performance units and other long-term compensation intended to tie more directly executive compensation to the Company's performance. The new Incentive Compensation Plan is intended to replace both the Company's 1997 Incentive Stock Option and Appreciation Right Plan and the Company's Non-Employee Director Option Plan (although outstanding options granted pursuant to such plans will remain outstanding) and is being submitted for stockholder approval at the Annual Meeting.

     In January 2002, the Compensation Committee recommended (and the Stock Option Committee approved and granted) special stock options ("special options") to senior executives and managers in lieu of participation in the Company's Executive Bonus Plan during the first six months of 2002. The grant of special options was intended to approximate in value 50% of the individual's target bonus under the Plan. A grant was also made to the CEO who received special options for 35,500 shares. A total of 288,690 special options were granted to 53 persons. All such special options have an exercise price equal to the market price of the shares on the date of grant, became fully vested (without regard to any Company performance criteria) on the first anniversary of the date of grant and (as approved by the Committee in March 2002) have a four year term.

     In March 2002, the Compensation Committee set various company-wide and divisional financial targets for 2002 under the Company's Executive Bonus Plan and Performance Incentive Plan. The cash bonus target for 2002 was reduced by 50% for recipients of the special options and the financial criteria approved by the Committee were generally designed to enhance performance for the second half of 2002. These criteria included total revenues, operating income, net income and cash flow.

     In April 2002, the Compensation Committee followed its policy of annually granting stock options to key employees and recommended (and the Stock Option Committee approved and granted) options to 223 key employees (including all executive officers) to purchase 857,800 shares. Each option provided for an exercise price equal to the market price on the date of grant, vesting in equal installments over four years and a ten-year term.

     In May 2002, the Compensation Committee approved reductions in certain financial targets under the Company's Executive Bonus Plan and Performance Incentive Plan for the US Human Pharmaceutical business segment and for the Company as a whole to reflect the impact of two drug recalls which were not anticipated at the time the Company's 2002 budget was approved. In September 2002, the Company approved additional modifications in the financial targets for its US Human Pharmaceuticals and Animal Health business segments and for the Company as a whole. These modifications increased cash flow targets for all participants but lowered income related targets for some participants. The Committee acted on the basis that no bonuses had been paid in 2001 and that the incentive intent of the plans would be lost for some participants whose segments had suffered from unanticipated business developments and who were unlikely to receive any cash bonus under the plans unless modifications to the applicable targets were made.

     In September 2002, the Compensation Committee recommended that the Company accelerate and issue to the Company's employees the 2003 annual grant of stock options and the Stock Option Committee approved such grants. As a result, options for 849,600 shares were issued to 233 employees in September 2002. At the time of these grants, all options outstanding had an exercise price which was greater than the market price for the Company's common stock - in some cases by more than 100%. Consequently, the accelerated issuance of the 2003 annual grant reflected the concern that the outstanding stock options would have little incentive effect on the holders.

     In October 2002, the Compensation Committee also recommended that additional stock options (so called "tandem options") be awarded on a one-for-one basis to each of the key personnel who in March 2002 had been awarded stock options intended to approximate the value of 50% of their target bonuses for 2002. The tandem options were awarded because the market value of the Company's common stock had declined significantly since the time of grant of the special options. As a result, the Committee was concerned that the special options would provide little incentive for holders to help the Company attain its goals. The tandem options were intended to compensate for this loss of value and provide its recipients with appropriate incentives. The Stock Option Committee approved the grant of these special options.

     None of the accelerated 2003 options or the October tandem options were granted to the CEO or the Chief Financial Officer (the "CFO") because each such officer had already received, in 2002, the maximum amount of 100,000 options permitted by the plan in any single year. Consequently, the Committee resolved to review granting additional options or other forms of compensation to the CEO and CFO in 2003.

     In February 2003, the Compensation Committee reviewed the CEO's performance during 2002 and recommended several compensation matters with respect to Ms. Wiik. The committee's review of Ms. Wiik's performance in 2002 focused on Company financial and operating performance, strategic planning, internal and external leadership, management succession, and relationship with the Board of Directors. The Committee discussed the significant developments affecting the Company, the strategic value of restructuring the Company, the benefits of the F.H. Faulding acquisition, increased cash flow and debt repayment under the deleveraging initiative, the results of the International Pharmaceutical and API divisions and the CEO's energy and work habits. In recommending compensation for the CEO, the Committee was guided by her employment contract and the performance matters discussed by the Committee. For 2003, the Committee determined not to increase Ms. Wiik's salary, but to pay her a bonus of $290,000 for 2002 and to increase her target bonus for 2003 to 100% of her salary. Ms. Wiik's bonus for 2002 was roughly 50% of her target for 2002, reflects the Committee's assessment of overall achievement of the Company's and the CEO's objectives, and is consistent with bonuses received by the CEO's executive team. The CEO received options to purchase 100,000 shares in 2002 (35,000 of which were additional options granted in lieu of 50% of her target cash bonus). To compensate for the prohibition on issuing more options to Ms. Wiik in 2002, the Committee approved a grant to Ms. Wiik in March 2003 of 100,000 options. These options have an exercise price equal to the market price of the Company's common stock on the date of grant, vest over four years and have a term of ten years.

     Pursuant to the terms of the Stock Option and Appreciation Right Plan, the Compensation Committee has been limited in the amount of options it has been permitted to distribute to certain executive members of the Company's management. If the Incentive Compensation Plan is approved by the Stockholders, the Compensation Committee may consider making distributions to certain executive members following such approval in amounts greater than that which is currently permitted under the Stock Option and Appreciation Right Plan.

                                          By the Compensation Committee:

                                          Peter G. Tombros (Chairman)
                                          Jill Kanin-Lovers
                                          William I. Jacobs

                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews and makes recommendations to the Board of Directors regarding internal accounting and financial controls and accounting principles, auditing practices, the engagement of independent public accountants, the scope of the audit to be undertaken by such accountants, all transactions with the Company's affiliates and the internal process for monitoring compliance with the Company's Business Conduct Guidelines. Each of the Audit Committee members satisfies the definition of an independent director as established in the current New York Stock Exchange Listing Standards. The Board adopted a written charter for the Audit Committee on May 25, 2000. The Company operates with a January 1 to December 31 fiscal year. The Audit Committee met fifteen times during the 2002 fiscal year.

     The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed such statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, during the 2002 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU 380), as amended.

     PricewaterhouseCoopers LLP also provided the Audit Committee with the written disclosures and a letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence. The Committee considered various non-audit services provided by the independent accountants and the fees and costs billed and expected to be billed by the independent accountants for those services (as shown on page 22 of this Proxy Statement). The Committee has fully considered whether those services provided by the independent accountants are compatible with maintaining auditor independence.

     Based upon the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and be filed with the U.S. Securities and Exchange Commission.

     This report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

                                          By the Audit Committee:

                                          William I. Jacobs (Chairman)
                                          Peter G. Tombros
                                          Farah M. Walters

PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total Stockholder return during the last five calendar years with the composite of the Media General Financial Services Index for Drug Manufacturers -- Other, Drug-Generic and Drug Delivery Industry Groups (which indexes include 148 corporations that describe themselves as drug manufacturers and are publicly traded) and The New York Stock Exchange Index. The graph assumes $100 invested on January 1, 1998 in the Company's Class A Stock and $100 invested at that time in each of the selected indices. The comparison assumes that all dividends are reinvested.

                                 ALPHARMA INC.
                           5-YEAR CUMULATIVE RETURNS
                        VERSUS PEER GROUP AND NYSE INDEX

                   [ALPHARMA'S CUMULATIVE RETURN LINE GRAPH]

                                                             FISCAL YEAR ENDED
                          ---------------------------------------------------------------------------------------
                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
COMPANY, INDEX, MARKET        1997           1998           1999           2000           2001           2002
----------------------    ------------   ------------   ------------   ------------   ------------   ------------
Alpharma Inc. ..........     100.00         163.69         143.27         205.26         124.52          56.82
Peer Group Index........     100.00         119.94         146.76         240.62         224.35         150.84
NYSE Market Index.......     100.00         118.99          130.3          133.4         121.52          99.27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Sissener is Chairman of the Board of A.L. Industrier AS, commonly known as A.L. Industrier. Together with certain family-controlled private holding companies and certain of his relatives, Mr. Sissener beneficially owns approximately 51% of A.L. Industrier's outstanding ordinary shares entitled to vote and, accordingly, may be deemed a controlling person of A.L. Industrier.

     In January 2003, pursuant to a sale agreement, the Company divested its vitamin business to Nopal AS, a subsidiary of A.L. Industrier ("Nopal"), for a purchase price of NOK 23.0 million, or approximately

$3.3 million. The Company also sold its inventory of finished, packaged vitamin products and bulk tablets to Nopal. In connection with this sale, the Company entered into two distribution agreements with Nopal pursuant to which Nopal will continue to sell the Company's medical plaster and tape products to the grocery sector and the Company will sell Nopal's acquired vitamin products to the pharmacy and health care sectors as well as a supply agreement pursuant to which the Company will manufacture one, and package substantially all, of Nopal's vitamin products.

     A.L. Industrier and Alpharma AS, one of the Company's Norwegian subsidiaries, are parties to two leases pursuant to which A.L. Industrier leases to Alpharma AS the land and facility in Oslo, Norway where Alpharma AS' principal administrative offices and fermentation plant for its bulk antibiotics are located, and adjoining land for a parking facility for employees. Both leases have terms ending in 2014. The terms are renewable, at the option of Alpharma AS, for up to four additional consecutive five year terms. Basic rent during the initial terms are $1.00 per year under the office lease and NOK 2,400,000, approximately $305,000, per year under the parking facility lease and, during any renewal term thereafter, basic rent under the office lease will be the then prevailing fair rental value of the premises and basic rent for the parking facility will remain at NOK 2,400,000. In addition to basic rent, Alpharma AS pays documented expenses of ownership and operation of such facilities, such as taxes and maintenance expenses. Alpharma AS has the right to terminate the office lease at any time during its term upon twelve months' written notice to A.L. Industrier and the parking lease at any time during its term upon twenty-four months' written notice to A.L. Industrier.

     Alpharma AS is a party to an administrative services agreement with A.L. Industrier, pursuant to which Alpharma AS provides certain administrative services to A.L. Industrier. Such services are provided on a full cost basis, except that A.L. Industrier paid Alpharma AS a minimum fee for services rendered during calendar year 2002 equal to NOK 3,000,000, or approximately $381,000. This agreement expired in January 1997 and has been automatically extended for successive one year terms. Such one year extensions will continue unless the agreement is terminated by either of the parties, upon six months' notice.

     During 2002, through Alpharma AS and other subsidiaries, the Company sold $1,925,000 of products (primarily multivitamins and adhesive products), at then prevailing market rates to a subsidiary of A.L. Industrier for distribution of these products to retail food stores. In addition, during 2002, Alpharma AS purchased $8,000 of products from a subsidiary of A.L. Industrier. These transactions were made on an arm's length basis.

     All transactions with A.L. Industrier are subject to review by, and in some circumstances prior approval of, the Company's Audit Committee. (See "Board of Directors and Committees -- Committees of the Board" above.)

CERTAIN OTHER TRANSACTIONS AND RELATIONSHIPS

     Mr. Einar W. Sissener, who as of June 30, 1999, ceased acting as President and Chief Executive Officer of the Company, is party to an agreement with the Company, effective July 1, 1999, pursuant to which Mr. Sissener receives an annual fee of $150,000 for serving as Chairman of the Board of Directors of the Company (and director of certain of the Company's subsidiaries). Mr. Sissener is reimbursed for expenses while in the New York metropolitan area and receives other fringe benefits substantially equal to those received by executive officers of the Company. In addition, Mr. Sissener has agreed to provide consulting services to the Company's management for a ten year term for $12,000 per month plus payment of reasonable expenses incurred in connection with performance of such consulting services. The consulting fee is adjusted annually for inflation. In addition to the amounts described above, Mr. Sissener is entitled to all benefits available under applicable plans and policies in Norway arising from retirement from employment by Alpharma AS and is entitled to receive from Alpharma AS an amount which, when added to amounts he is entitled to receive under Norwegian Social Security, Alpharma AS's pension plan and his individual retirement benefits, equals 900,000 NOK (approximately $114,000). Such latter amount is estimated at 344,000 NOK (approximately $44,000).

     Mr. I. Roy Cohen, who as of January 15, 1991 retired as President and Chief Executive Officer of the Company and who served as a Director of the Company since 1975, shall receive from the Company an honorarium in the amount of $12,500 per year for up to five years. This honorarium was approved by the Company's Compensation Committee in March 2003, and shall be paid to Mr. Cohen on December 1(st) of each year following Mr. Cohen's retirement from the Board of Directors in May 2003.

     Mr. Glen E. Hess' professional corporation is a partner of Kirkland & Ellis, a law firm that, since 1978, has performed and continues to perform significant legal services for the Company. In addition, Mr. Hess received, in 2002, a distribution from the Company's Amended and Restated Deferred Compensation Plan, dated October 14, 1994, in an amount of approximately $189,000. This distribution represented previous years' payments of directors' cash compensation to Mr. Hess that he had deferred pursuant to the plan. Mr. Hess shall receive additional distributions from the plan in similar amounts in 2003, 2004 and 2005.

              STOCKHOLDERS' PROPOSALS FOR THE 2004 ANNUAL MEETING

     In order to be considered for inclusion in the proxy statement for the 2004 Annual Meeting of Stockholders, Stockholder proposals must be submitted to the Company on or before December 5, 2003. Such proposals will need to comply with Securities and Exchange regulations regarding the inclusion of Stockholder proposals in Company-sponsored proxy materials. Similarly, in order for a Stockholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by the Company no later than December 5, 2003.

                                 OTHER BUSINESS

     As of the date hereof, the foregoing is the only business which management intends to present, or is aware that others will present, at the Annual Meeting. If any other proper business should be presented at the Annual Meeting, the proxies will be voted in respect thereof in accordance with the discretion and judgment of the person or persons voting the proxies.

                                          By order of the Board of Directors,

                                          ROBERT F. WROBEL
                                          Secretary
                                          ALPHARMA INC.

                             YOUR VOTE IS IMPORTANT
                 PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED
              FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

                                                                      APPENDIX A

                             2003 OMNIBUS INCENTIVE
                               COMPENSATION PLAN

                                 ALPHARMA INC.

                          EFFECTIVE             , 2003

                                    CONTENTS

Article 1.   Establishment, Purpose, and Duration........................    1
Article 2.   Definitions.................................................    1
Article 3.   Administration..............................................    4
Article 4.   Shares Subject to the Plan and Maximum Awards...............    5
Article 5.   Eligibility and Participation...............................    6
Article 6.   Stock Options...............................................    6
Article 7.   Stock Appreciation Rights...................................    9
Article 8.   Restricted Stock and Restricted Stock Units.................   10
Article 9.   Performance Shares and Performance Units....................   12
Article 10.  Cash-Based Awards and Stock-Based Awards....................   13
Article 11.  Performance Measures........................................   14
Article 12.  Annual Incentive Awards.....................................   15
Article 13.  Beneficiary Designation.....................................   16
Article 14.  Deferrals and Share Settlements.............................   16
Article 15.  Rights of Employees and Directors...........................   16
Article 16.  Change in Control...........................................   17
Article 17.  Amendment, Modification, Suspension, and Termination........   17
Article 18.  Withholding.................................................   17
Article 19.  Successors..................................................   18
Article 20.  Legal Construction..........................................   18
Article 21.  General Provisions..........................................   18

                                 ALPHARMA INC.

                    2003 OMNIBUS INCENTIVE COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

     1.1 ESTABLISHMENT OF THE PLAN. Alpharma Inc., a Delaware corporation (hereinafter referred to as the "Company"), establishes an incentive compensation plan to be known as the Alpharma Inc. 2003 Omnibus Incentive Compensation Plan (hereinafter referred to as the "Plan"), as set forth in this document.

     The Plan permits the grant of Annual Incentive Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights ("SARs"), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.

     The Plan shall become effective upon stockholder approval of the Plan (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company's stockholders, and by providing Participants with an incentive for outstanding performance.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

     1.3 DURATION OF THE PLAN. The Plan shall commence as of the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Committee or the Board of Directors to amend or terminate the Plan at any time pursuant to Article 17 herein, until all Shares subject to the Plan have been purchased or acquired according to the Plan's provisions.

ARTICLE 2. DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

     2.1 "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

     2.2 "ANNUAL INCENTIVE AWARD" means an Award granted to a Participant as described in Article 12 herein.

     2.3 "AWARD" means, individually or collectively, a grant under this Plan of Annual Incentive Awards, Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards.

     2.4 "AWARD AGREEMENT" means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

     2.5 "BENEFICIAL OWNER OR BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.6 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     2.7 "CASH-BASED AWARD" means an Award granted to a Participant as described in Article 10 herein.

     2.8 "CAUSE" means a conviction of, or a plea of no contest to, a felony, habitual excessive use of drugs or alcohol, unsatisfactory attendance, substantial and willful neglect of job duties, failure or inability to adequately perform job duties (for a reason other than a disability that is protected under state or federal law), disclosure of confidential information regarding the Company or its operations, or the aiding or assisting of any person or entity which is competitive with the Company or its successors.

     The determination of whether an Employee is terminated for Cause or not for Cause (as it relates to eligibility to receive benefits under the Plan) shall be made by the Committee in its sole discretion and shall be final and conclusive.

     2.9 "CHANGE IN CONTROL" shall have the meaning set forth in the Company's Change in Control Plan, as amended and in effect from time to time, or any successor thereto.

     2.10 "CODE" means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

     2.11 "COMMITTEE" means the compensation committee of the Board of Directors. The members of the Committee shall be appointed from time to time by and shall serve in the manner provided in the constituent documents of the Company.

     2.12 "COMPANY" means Alpharma Inc., a Delaware corporation, and any successor thereto as provided in Article 19 herein.

     2.13 "COVERED EMPLOYEE" means a Participant who is a "covered employee," as defined in Section 162(m) of the Code and the regulations promulgated under
Section 162(m) of the Code.

     2.14 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

     2.15 "EMPLOYEE" means a full-time permanent salaried or hourly employee of the Company, as determined by the Committee. An Employee shall not include any individual classified by the Company as a temporary employee, a leased employee, or a Director (regardless of whether such individual is classified or retroactively reclassified as an employee of the Company by any person, entity or agency).

     2.16 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.17 "FAIR MARKET VALUE" or "FMV" means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange ("NYSE") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion.

     FMV shall be specified in the Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award's FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

     2.18 "FISCAL YEAR" means the fiscal year of the Company; provided that if the Company changes the period for its fiscal year, the prior fiscal year period shall continue to apply for purposes of the Award Limits specified in Section 4.1, unless stockholder approval is obtained for the new fiscal year period under Section 4.1.

     2.19 "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

     2.20 "GRANT PRICE" means the price at which a SAR may be exercised by a Participant, as determined by the Committee and set forth in Section 7.1 herein.

     2.21 "INCENTIVE STOCK OPTION" or "ISO" means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

     2.22 "INSIDER" shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

     2.23 "NONQUALIFIED STOCK OPTION" or "NQSO" means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

     2.24 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

     2.25 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     2.26 "PARTICIPANT" means an Employee or Director who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

     2.27 "PERFORMANCE-BASED COMPENSATION" means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more preestablished, objective performance goals under circumstances that satisfy the requirements of Section 162(m) of the Code.

     2.28 "PERFORMANCE MEASURES" means measures as described in Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designated to qualify as Performance-Based Compensation.

     2.29 "PERFORMANCE PERIOD" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

     2.30 "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 9 herein.

     2.31 "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 9 herein.

     2.32 "PERIOD OF RESTRICTION" means the period when Awards are subject to forfeiture based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion.

     2.33 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     2.34 "RESTRICTED STOCK" means an Award of Shares granted to a Participant pursuant to Article 8 herein.

     2.35 "RESTRICTED STOCK UNIT" means an Award granted to a Participant pursuant to Article 8 herein.

     2.36 "SHARES" means the shares of Class A Common Stock of the Company.

     2.37 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

     2.38 "STOCK-BASED AWARD" means an Award granted pursuant to the terms of
Section 10.7 herein.

     2.39 "SUBSIDIARY" means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns more than fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

     2.40 "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.

ARTICLE 3. ADMINISTRATION

     3.1 GENERAL. The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

     3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 17, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company, its Affiliates, and/or its Subsidiaries operate.

     3.3 DELEGATION. The Committee may delegate to one or more of its members or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except with respect to Awards to Insiders, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate officers, Employees, or Directors of the Company, its Affiliates, and/or its Subsidiaries to be recipients of Awards; and (b) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of Awards such officer or officers may grant.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1 NUMBER OF SHARES AVAILABLE FOR AWARDS. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be four million seven hundred and fifty thousand (4,750,000). The number of Shares that may be issued under the Plan for Awards other than Options granted with an Option Price equal to at least FMV on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least FMV on the date of grant shall not exceed two million (2,000,000) Shares. All of the reserved Shares may be used as ISOs.

     Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. In addition, the Committee, in its discretion, may establish any other appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

     The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

     Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits ("Award Limits") shall apply to grants of such Awards under the
Plan:

          (a) OPTIONS. The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be five hundred thousand (500,000).

          (b) SARS. The maximum number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be five hundred thousand (500,000).

          (c) RESTRICTED STOCK/RESTRICTED STOCK UNITS. The maximum aggregate grant with respect to Awards of Restricted Stock/Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be three hundred thousand (300,000).

          (d) PERFORMANCE SHARES/PERFORMANCE UNITS. The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Fiscal Year shall be three hundred thousand (300,000) Shares, or equal to the value of three hundred thousand (300,000) Shares determined as of the date of vesting or payout, as applicable.

          (e) CASH-BASED AWARDS. The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Fiscal Year may not exceed one million dollars ($1,000,000) determined as of the date of vesting or payout, as applicable.

          (f) STOCK AWARDS. The maximum aggregate grant with respect to Awards of Stock-Based Awards in any one Fiscal Year to any one Participant shall be one hundred thousand (100,000) Shares.

          (g) ANNUAL INCENTIVE AWARD. The maximum aggregate amount awarded or credited in any one Fiscal Year with respect to an Annual Incentive Award to a Participant who is a Covered Employee shall be determined in accordance with Article 12.

     4.2 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, the limit on issuing Awards other than Options granted with an Option Price equal to at least FMV on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least FMV on the date of grant, and other value determinations applicable to outstanding Awards.

     Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

     Subject to the provisions of Article 16 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion, all without further action by the Company's stockholders.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     5.1 ELIGIBILITY. Individuals eligible to participate in the Plan include all Employees and Directors.

     5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, provided that ISOs shall not be granted to Directors. In addition, ISOs may not be granted following the ten (10) year anniversary of the Effective Date.

     6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

     6.3 OPTION PRICE. Subject to the following sentence, the Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, that the Option Price shall not be less than one hundred percent (100%) of the FMV of a Share on the date the Option is granted, and all NQSOs granted to Directors pursuant to Section 6.5(a) below shall be equal to such FMV. For options granted to non-Director Participants outside of the United States, the Committee, in order to utilize a locally available tax advantage, shall have the authority to grant Options at a price that is less than the FMV of a Share on the date of grant.

     6.4 DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of the date of its grant. Notwithstanding the foregoing, (a) for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years, and (b) NQSOs granted to Directors may be exercisable as provided in Section 6.5(b) below.

     6.5 DIRECTOR'S OPTIONS.

          (a) Subject to the discretion and approval of the Board of Directors, each Director shall receive an NQSO to purchase up to 10,000 Shares immediately following each annual meeting of stockholders of the Company at which such Director is elected to serve on the Board of Directors of the Company. If a Director is elected or appointed to the Board of Directors other than at the annual meeting of stockholders, such Director shall receive as of the date of such election or appointment an NQSO to purchase a number of Shares equal to (i) the amount of the then most recent grant multiplied by (ii) a fraction, the numerator of which is the number of days remaining from the date of such election or appointment until the anniversary of the preceding annual meeting of the stockholders and the denominator of which is 365. The price at which Shares may be purchased pursuant to any Director NQSO shall be the FMV of the Shares on the date that the Director NQSO is granted.

          (b) Each Director NQSO shall have a term of ten years from the date of grant or such lesser term as is approved by the Board of Directors (the "Option Term"); provided that if a Director ceases to be a Director for any reason, all Director NQSOs held by such Director shall terminate on the fifth anniversary of the date on which such individual ceases to be a Director, if such Director has served for five years or more, or otherwise on the first anniversary of the date on which such individual ceases to serve as a Director (the "Early Termination Date"). Each Director NQSO which has become vested (as described below) may be exercised from time to time until the earlier of (i) the end of the Option Term or (ii) the Early Termination Date, in part or in whole. Each Director NQSO granted pursuant to Section 6.5(a) above shall vest in full on the date of the first annual meeting of stockholders following the date of grant of such NQSO; provided that if a person ceases to be a Director for reason of disability or death prior to such vesting date, a portion of any unvested Director NQSOs held by such Director shall vest as of the day preceding the date such person ceases to be a Director for such reason, which portion shall be equal to
     (i) the number of unvested Director NQSOs held by such Director multiplied by (ii) a fraction, the numerator of which is the number of days such Director has held such unvested option and the denominator of which is 365. If a Director is removed from the Board or resigns other than for reasons of disability or death, the unvested Director NQSOs held by such Director shall not vest following such removal or resignation.

     6.6 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.7 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price (provided, however, if the Company is accounting for the Options using APB Opinion 25, the Shares that are tendered must have been held by the Participant for at least six
(6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.

     The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     Subject to Section 6.8 and any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

     Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

     6.8 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.9 TERMINATION OF EMPLOYMENT. Each non-Director Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Except for Awards made to Directors, such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

     6.10 TRANSFERABILITY OF OPTIONS.

          (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

          (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, and except for NQSOs granted to the Company's Directors, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement and except for NQSOs granted to the Company's Directors, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

     6.11 NOTIFICATION OF DISQUALIFYING DISPOSITION. The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an Incentive Stock Option. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

     6.12 ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate FMV (determined as of the date the ISO is granted) of the Shares with respect to which ISOs granted to a participant under this Plan and all other option plans of the Company and any subsidiary become exercisable for the first time by the Participant during any calendar year exceeds the limit with respect to ISOs as set forth in the Code, such ISOs shall be treated as NQSOs.

ARTICLE 7. STOCK APPRECIATION RIGHTS

     7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

     Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. Subject to the limitation set forth in Section 4.1 herein, the SAR Grant Price may include (but not be limited to) a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, a Grant Price that is either set at a discount or premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

     7.2 SAR AGREEMENT. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

     7.3 TERM OF SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

     7.4 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

     7.5 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.6 PAYMENT OF SAR AMOUNT. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) The difference between the FMV of a Share on the date of exercise over the Grant Price; by

          (b) The number of Shares with respect to which the SAR is exercised.

     At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

     7.7 TERMINATION OF EMPLOYMENT OR DIRECTORSHIP. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

     7.8 NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

     7.9 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

     7.10 SUBSTITUTING SARS. The Committee shall have the ability to unilaterally substitute SARs for outstanding Options granted to a Participant; provided, the terms of the substituted SARs and economic benefit of such substituted SARs are equivalent.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     8.1 GRANT OF RESTRICTED STOCK OR RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts, as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

     8.2 RESTRICTED STOCK OR RESTRICTED STOCK UNIT AGREEMENT. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

     8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

     8.4 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

     To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

     8.5 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

          The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Alpharma Inc. 2003 Omnibus Incentive Compensation Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from Alpharma Inc.

     8.6 VOTING RIGHTS. To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

     8.7 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

     8.8 TERMINATION OF EMPLOYMENT OR DIRECTORSHIP. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

     8.9 SECTION 83(b) ELECTION. The Committee may provide in an Award Agreement that the Award is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning an Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 9. PERFORMANCE SHARES AND PERFORMANCE UNITS

     9.1 GRANT OF PERFORMANCE SHARES AND PERFORMANCE UNITS. Subject to the terms of the Plan, Performance Shares and/or Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     9.2 VALUE OF PERFORMANCE SHARES AND PERFORMANCE UNITS. Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares/Performance Units that will be paid out to the Participant.

     9.3 EARNING OF PERFORMANCE SHARES AND PERFORMANCE UNITS. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

     9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE SHARES AND PERFORMANCE
UNITS. Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     9.5 DIVIDENDS AND OTHER DISTRIBUTIONS. At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

     9.6 TERMINATION OF EMPLOYMENT OR DIRECTORSHIP. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its

Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

     9.7 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 10. CASH-BASED AWARDS AND STOCK-BASED AWARDS

     10.1 GRANT OF CASH-BASED AWARDS. Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     10.2 VALUE OF CASH-BASED AWARDS. Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

     10.3 EARNING OF CASH-BASED AWARDS. Subject to the terms of this Plan, the holder of Cash-Based Awards shall be entitled to receive payout on the number and value of Cash-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

     10.4 FORM AND TIMING OF PAYMENT OF CASH-BASED AWARDS. Payment of earned Cash-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV at the time payment was earned under the Cash-Based Award equal to the value of the earned Cash-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     10.5 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

     10.6 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Cash-Based Awards and Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

     10.7 STOCK-BASED AWARDS. The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

ARTICLE 11. PERFORMANCE MEASURES

     Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

          (a)  Net earnings;

          (b)  Earnings per share;

          (c)  Net sales growth;

          (d)  Net income (before or after taxes);

          (e)  Net operating profit;

          (f) Return measures (including, but not limited to, return on assets, capital, equity, or sales);

          (g) Cash flow (including, but not limited to, operating cash flow and free cash flow);

          (h)  Cash flow return on capital;

          (i) Earnings before or after taxes, interest, depreciation, and/or amortization;

          (j)  Gross or operating margins;

          (k)  Productivity ratios;

          (l)  Revenue growth;

          (m) Share price (including, but not limited to, growth measures and total stockholder return);

          (n)  Expense targets;

          (o)  Margins;

          (p)  Operating efficiency;

          (q)  Customer satisfaction;

          (r)  EVA(R);

          (s)  Employee satisfaction metrics;

          (t)  Human resources metrics; and

          (u)  Working capital targets.

     Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (m) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

     The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

     Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward.

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

ARTICLE 12. ANNUAL INCENTIVE AWARDS

     The Committee may designate Company executive officers who are eligible to receive a monetary payment in any Fiscal Year based on a percentage of an incentive pool equal to ten percent (10%) of the Company's net income for the Fiscal Year. The Committee shall allocate an incentive pool percentage to each designated Participant for each Fiscal Year. In no event may the incentive pool percentage for any one Participant exceed thirty percent (30%) of the total pool. In addition, all Annual Incentive Awards are subject to an overriding limitation. The maximum aggregate payout of an Annual Incentive Award for any one Fiscal Year to any one Participant may not exceed two million five hundred thousand dollars ($2,500,000).

     Net income shall mean the consolidated net income for the Fiscal Year, as reported in the annual report to stockholders or as otherwise reported to stockholders, and as computed in accordance with generally accepted accounting principles.

     As soon as possible after the determination of the incentive pool for a Fiscal Year, the Board shall calculate the Participant's allocated portion of the incentive pool based upon the percentage established at the beginning of the Fiscal Year. The Participant's Annual Incentive Award then shall be determined by the Board based on the Participant's allocated portion of the incentive pool subject to adjustment in the sole discretion of the Board. In no event may the portion of the incentive pool allocated to a Participant who is a Covered Employee be increased in any way, including as a result of the reduction of any other Participant's allocated portion.

ARTICLE 13. BENEFICIARY DESIGNATION

     A Participant's "beneficiary" is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant's death. A Participant may designate a beneficiary or change a previous beneficiary designation at any time by using forms and following procedures approved by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant's death, the beneficiary shall be the Participant's estate.

     If a Participant designates his or her spouse as a beneficiary and subsequently becomes legally divorced from such spouse, such spouse shall cease to be a beneficiary unless the Participant re-affirms, in writing to the Company following the effective date of the divorce, his or her designation of such spouse (the then ex-spouse) as a beneficiary. In the event that the Participant fails to re-affirm such ex-spouse as a beneficiary and fails to designate a new beneficiary following a divorce, the beneficiary upon such Participant's death shall be the Participant's estate.

     Notwithstanding the provisions above, the Committee may, in its discretion and after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 13, or both. If the Committee suspends the process of designating beneficiaries on forms and in accordance with procedures it has approved pursuant to this Article 13, the determination of who is a Participant's beneficiary shall be made under the Participant's will and applicable state law.

ARTICLE 14. DEFERRALS AND SHARE SETTLEMENTS

     The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, or with respect to the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units or the satisfaction of any requirements or performance goals with respect to Annual Incentive Awards, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals and such payments shall be made through a separate, company-sponsored non-qualified plan.

ARTICLE 15. RIGHTS OF EMPLOYEES AND DIRECTORS

     15.1 RELATIONSHIP. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant's employment or other relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company, its Affiliates, and/or its Subsidiaries.

     Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company, its Affiliates, and/or its Subsidiaries for severance payments.

     For purposes of the Plan, transfer of employment of a Participant between the Company, its Affiliates, and/or its Subsidiaries shall not be deemed a termination of employment. Additionally, the Committee shall have the ability to stipulate in a Participant's Award Agreement that a transfer to a company that is spun-off from the Company shall not be deemed a termination of employment with the Company for purposes of the Plan until the Participant's employment is terminated with the spun-off company.

     15.2 PARTICIPATION. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     15.3 RIGHTS AS A STOCKHOLDER. A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 16. CHANGE IN CONTROL

     A Change in Control shall have no effect upon Awards except as provided in the Company's Change in Control Plan, as in effect from time to time, or as specified by the Board.

ARTICLE 17. AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

     17.1 AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION. The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. Notwithstanding anything herein to the contrary, without the prior approval of the Company's stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option. No amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

     17.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

     17.3 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 18. WITHHOLDING

     18.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant's FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

     18.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a FMV on the date the tax is to be determined equal to the tax that could be imposed on the transaction, except that if the Company is using APB Opinion 25 to account for equity awards in its financial statements, the amount of tax shall not exceed the minimum statutory total tax that could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 19. SUCCESSORS

     All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 20. LEGAL CONSTRUCTION

     20.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

     20.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     20.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

     20.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     20.5 GOVERNING LAW. The Plan and each Award Agreement shall be governed by the laws of the State of New Jersey, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New Jersey, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

ARTICLE 21. GENERAL PROVISIONS

     21.1 FORFEITURE EVENTS. The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

     21.2 LEGEND. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

     21.3 LISTING. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system.

     21.4 DELIVERY OF TITLE. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

          (a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

          (b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

     21.5 INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     21.6 INVESTMENT REPRESENTATIONS. The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

     21.7 EMPLOYEES BASED OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

          (a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

          (b) Determine which Employees and Directors outside the United States are eligible to participate in the Plan;

          (c) Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;

          (d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.7 by the Committee shall be attached to this Plan document as appendices; and

          (e) Take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

     Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

     21.8 UNCERTIFICATED SHARES. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     21.9 UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, its Affiliates, and/or its Subsidiaries and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

     21.10 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

                                                                      3480-PS-03

[ALPHARMA LOGO]

Dear Stockholder:                                                 April 14, 2003



You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on Monday, May 19, 2003 at The Regency Hotel, 540 Park Avenue, New York, New York. Detailed information is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you do plan to attend the meeting, please mark the appropriate box on the proxy.

Best regards,

/s/ Robert F. Wrobel
Robert F. Wrobel
Secretary



                                 DETACH HERE


[ALPHARMA LOGO]

                                    PROXY

                                ALPHARMA INC.

               ONE EXECUTIVE DRIVE, FORT LEE, NEW JERSEY 07024

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 19, 2003


    Matthew T. Farrell, Executive Vice President and Chief Financial Officer and Robert F. Wrobel, Executive Vice President, Chief Legal Officer and Secretary, or either one of them, with full power of substitution, are hereby authorized to vote the shares of Class A Common Stock of Alpharma Inc. (the "Company"), which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders to be held at The Regency Hotel, 540 Park Avenue, New York, New York on Monday, May 19, 2003 at 9:00 a.m., local time, and at all adjournments thereof, as follows on the reverse side.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR (I) THE NOMINEES SET FORTH IN ITEM 1 AND (II) ITEMS 2, 3, AND 4. SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MA PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR (I) THE NOMINEES SET FORTH IN ITEM 1 AND (II) ITEMS 2, 3, AND 4, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
    SIDE                                                                 SIDE

ALPHARMA INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694


                             VOTER CONTROL NUMBER
                          ----------------------------

                          ----------------------------
               Your vote is important. Please vote immediately.


     Vote-by-Internet [COMPUTER]              Vote-by-Telephone [TELEPHONE]

1. Log on to the Internet and go to       1. Call toll-free
   http://www.eproxyvote.com/alo             1-877-PRX-VOTE (1-877-779-8683)
                                      OR     Outside U.S. and Canada call
2. Enter your Voter Control Number           1-201-536-8073 by midnight
   listed above and follow the easy          (Eastern time) on May 18, 2003
   steps outlined on the secured
   website.                               2. Enter your Voter Control Number
                                             listed above and follow the easy
                                             recorded instructions.

 If you vote over the Internet or by telephone, please do not mail your card.


           DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


[X] Please mark                                                         |
    votes as in                                                         |
    this example.                                                       |_____


1. ELECTION OF CLASS A DIRECTORS

Nominees: (01) William I. Jacobs, (02) Peter G. Tombros and (03) Farah M. Walters

      FOR                     WITHHELD
      ALL     [ ]         [ ] FROM ALL
    NOMINEES                  NOMINEES

[ ]
    ------------------------------------------
    For all nominee(s) except as written above

                                                            FOR  AGAINST ABSTAIN
2. Proposal to amend Article Fourth of the Company's        [ ]    [ ]     [ ]
   Amended and Restated Certificate of Incorporation to
   increase the number of shares of Class A Common
   Stock that the Company has authority to issue from
   65,000,000 to 75,000,000.
                                                            FOR  AGAINST ABSTAIN
3. Proposal to adopt the 2003 Omnibus Incentive             [ ]    [ ]     [ ]
   Compensation Plan.

4. Proposal to ratify appointment of PricewaterhouseCoopers [ ]    [ ]     [ ]
   LLP as the Company's independent accountants.

5. As such persons may, in their discretion, determine upon such matters as may come before the meeting.

   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                           [ ]

   MARK HERE IF YOU PLAN TO ATTEND THE MEETING                             [ ]

PLEASE MARK, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

NOTE: The signature should correspond exactly with the name of the stockholder as it appears hereon. Where stock is registered in Joint Tenancy, all tenants should sign. Persons signing as Executors, Administrations, Trustees, etc. should so indicate.


Signature:__________________ Date:_______ Signature:_______________ Date:______